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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on July 29, 2003

Registration No. 333-104534

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GABLES REALTY LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6798 (Primary Standard Industrial Classification Code Number)	58-2077966 (I.R.S. Employer Identification Number)
777 Yamato Road, Suite 510 Boca Raton, Florida 33431 (561) 997-9700 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Chris D. Wheeler
Chairman, President and Chief Executive Officer
Gables Residential Trust
777 Yamato Road, Suite 510
Boca Raton, Florida 33431
(561) 997-9700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:
Gilbert G. Menna, P.C.
Ettore A. Santucci, P.C.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

        Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not exchange the outstanding securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated July 29, 2003

Prospectus

GABLES REALTY LIMITED PARTNERSHIP

Offer to Exchange up to $30,000,000 Aggregate Principal Amount of
5.86% Senior Notes due 2009
for
All of the $30,000,000 Aggregate Principal Amount of our Outstanding
5.86% Senior Notes due 2009

AND

Offer to Exchange up to $10,000,000 Aggregate Principal Amount of
6.10% Senior Notes due 2010
for
All of the $10,000,000 Aggregate Principal Amount of our Outstanding
6.10% Senior Notes due 2010

        We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, $30,000,000 aggregate principal amount of our 5.86% Senior Notes due 2009 that we issued on September 27, 2002 for $30,000,000 aggregate principal amount of our registered 5.86% Senior Notes due 2009. We are also offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, $10,000,000 aggregate principal amount of our 6.10% Senior Notes due 2010 that we issued on September 27, 2002 for $10,000,000 aggregate principal amount of our registered 6.10% Senior Notes due 2010.

        In this prospectus, we refer to the outstanding original 5.86% notes as the "old 5.86% notes" and the registered 5.86% notes as the "new 5.86% notes," and the outstanding original 6.10% notes as the "old 6.10% notes" and the registered 6.10% notes as the "new 6.10% notes." The old 5.86% notes and the old 6.10% notes are collectively referred to in this prospectus as the "outstanding notes," the new 5.86% notes and the new 6.10% notes are collectively referred to in this prospectus as the "exchange notes" and the outstanding notes and the exchange notes are collectively referred to in this prospectus as the "notes."

The New 5.86% Notes

  •
  Maturity Date: September 30, 2009.

  •
  Interest Rate: 5.86% per year, payable semi-annually on April 15 and October 15 of each year, beginning October 15, 2003. Holders of new 5.86% notes will receive interest from April 15, 2003.

  •
  Resale: The new 5.86% notes will be freely tradable.

The New 6.10% Notes

  •
  Maturity Date: September 30, 2010.

  •
  Interest Rate: 6.10% per year, payable semi-annually on April 15 and October 15 of each year, beginning October 15, 2003. Holders of new 6.10% notes will receive interest from April 15, 2003.

  •
  Resale: The new 6.10% notes will be freely tradable.

The Exchange Offer

  •
  Expiration: The exchange offer will remain open for at least twenty full business days from the date of this prospectus and will expire at 5:00 p.m., New York City time on September 4, 2003, unless we extend the expiration date. The exchange offer will not under any circumstances be extended beyond September 19, 2003.

  •
  Conditions: The exchange offer is not conditioned upon any aggregate principal amount of old 5.86% notes or old 6.10% notes being tendered.

  •
  Tendered Securities: All old 5.86% notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new 5.86% notes that are registered under the Securities Act of 1933, as amended, or the "Securities Act." All old 6.10% notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new 6.10% notes that are registered under the Securities Act. If you fail to tender your outstanding notes, you will continue to hold unregistered outstanding notes, and your ability to transfer them could be adversely affected.

  •
  Withdrawal: Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  Tax Consequences: If you tender outstanding notes in the exchange offer, the exchange will not be a taxable event.

  •
  Trading: Neither the new 5.86% notes nor the new 6.10% notes will be listed on any securities exchange.

        Each broker-dealer that receives exchange notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. If the broker-dealer acquired the outstanding notes as a result of market making or other trading activities, such broker-dealer may use this prospectus for the exchange offer, as supplemented or amended, in connection with the resale of the exchange notes.

        See the section entitled "Risk Factors" that begins on page 15 for a discussion of the risks that you should consider prior to tendering your outstanding notes for exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2003

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
FORWARD LOOKING STATEMENTS
SUMMARY
RISK FACTORS
RATIOS OF EARNINGS TO FIXED CHARGES
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS
USE OF PROCEEDS
THE EXCHANGE OFFER
DESCRIPTION OF EXCHANGE NOTES
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

ABOUT THIS PROSPECTUS

        The information contained in this prospectus was obtained from us and other sources believed by us to be reliable. This prospectus incorporates important business and financial information about Gables Realty Limited Partnership that is not included in or delivered with this prospectus.

        You should not assume that the information in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," and we are required to file reports and other information with the Securities and Exchange Commission, or "SEC." You may read and copy these reports and information at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants, including Gables Realty Limited Partnership, that file electronically with the SEC. You may access the SEC's website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supercede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, which shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus, from the date we subsequently file such reports and documents until we complete the offering of the exchange notes:

  •
  Annual Report of Gables Realty Limited Partnership on Form 10-K for the fiscal year ended December 31, 2002; and

  •
  Quarterly Report of Gables Realty Limited Partnership on Form 10-Q for the quarterly period ended March 31, 2003.

        You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Gables Residential Trust
2859 Paces Ferry Road
Suite 1450
Atlanta, Georgia 30339
(770) 436-4600
Attention: Investor Relations

        To obtain timely delivery, you must request the information no later than August 27, 2003.

        This prospectus is part of a registration statement we have filed with the SEC relating to the exchange notes. As permitted by the SEC, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits we file with the SEC. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and exhibits are also available through the SEC's website.

        You should rely only on the information contained in this prospectus or any supplement and any information incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is in or incorporated by reference in this prospectus. For purposes of this registration statement, the terms dividends and distributions are used interchangably with respect to payments made to equity holders in respect of their ownership of equity interests.

FORWARD LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference into this prospectus, may contain forward-looking statements within the meaning of the federal securities laws. We caution you that any forward-looking statements presented in this prospectus, or which management may make orally or in writing from time to time, are based on management's beliefs and assumptions made by, and information currently available to, management. When we use the words "believe," "expect," "anticipate," "plan," "intend," "estimate," "project," "assume" and other similar expressions, they are generally forward-looking statements. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

  •
  the ability of Gables Residential Trust to increase shareholder value by producing consistent high quality earnings to sustain dividends and annual total returns that exceed the multifamily sector average;

  •
  our ability to create a portfolio of high quality assets in strategically selected markets that are complementary through economic diversity and characterized by high job growth and resiliency to economic downturns;

  •
  the ability of our portfolio to maintain high levels of occupancy and rental rates relative to overall market conditions;

  •
  our ability to generate a return on invested capital that exceeds our long-term weighted average cost of capital while maintaining financial flexibility through a conservative, investment grade credit profile;

  •
  our expectation that the markets we have selected for investment will continue to experience job growth that exceeds national averages, and that our "established premium neighborhood" locations will outperform local market results;

  •
  our ability to meet short-term liquidity requirements, including the payment of common and preferred distributions, through net cash provided by recurring real estate activities, and to meet long-term liquidity requirements through long-term secured and unsecured borrowings, the issuance of debt securities or equity securities, private equity investments in the form of joint ventures, or through the disposition of assets which, in our evaluation, may no longer meet our investment requirements; and

  •
  estimated development and construction costs for our development and lease-up communities, and anticipated construction commencement, completion, lease-up and stabilization dates for these communities.

        You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by the forward looking statements. In addition to the factors discussed under "Risk Factors" in this prospectus, some of the factors that might cause these differences include, but are not limited to, the following:

  •
  national and local economic conditions generally, and the real estate market specifically, including changes in occupancy rates and market rents, a continued deceleration of economic conditions in our markets, and a failure of national and local economic conditions to rebound in a timely manner;

  •
  changes in job growth, household formation and population growth in our markets;

  •
  excess supply of and insufficient demand for apartment communities in our markets;

  •
  competition, which could limit our ability to secure attractive investment opportunities, lease apartment homes or increase or maintain rents;

  •
  our failure to sell apartment communities in a timely manner or on favorable terms;

  •
  uncertainties associated with our development and construction activities, including the failure to obtain zoning and other approvals, actual development and construction costs exceeding our budgeted estimates and construction material defects;

  •
  construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs and reduced rental revenues;

  •
  new debt or equity financing may not be available or may not be available on favorable terms, and existing indebtedness may mature in an unfavorable credit environment, preventing such indebtedness from being refinanced or, if financed, causing such refinancing to occur on terms that are not as favorable as the terms of existing indebtedness;

  •
  changes in interest rates;

  •
  cash flow from recurring real estate activities may be insufficient to meet our short-term liquidity requirements, including the payment of common and preferred distributions;

  •
  legislative, regulatory and accounting changes, including changes to laws governing the taxation of real estate investment trusts, or "REITs," or changes in generally accepted accounting principles, or "GAAP;" and

  •
  potential liability for uninsured losses and environmental contamination.

        We caution you that, while forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SUMMARY

        This summary highlights what we believe to be the material information appearing in other sections of this prospectus. However, it likely does not contain all of the information that is important to you or that you should consider before exchanging your outstanding notes for exchange notes. You should carefully read this prospectus and the documents incorporated by reference and should consider consulting with your own legal and tax advisors to understand fully the terms of the exchange offer and the new 5.86% notes and the new 6.10% notes.

GABLES REALTY LIMITED PARTNERSHIP

        Gables Realty Limited Partnership is the "operating partnership" of Gables Residential Trust, a real estate investment trust. Gables Residential Trust conducts substantially all of its business and owns, either directly or indirectly through subsidiaries, substantially all of its assets through Gables Realty Limited Partnership. Unless the context otherwise requires, all references to "we," "our," "us," or "our company" in this prospectus refer collectively to Gables Residential Trust, Gables Realty Limited Partnership and their subsidiaries considered as a single enterprise.

        We are one of the largest owners, operators, developers and acquirors of multifamily apartment communities in strategically selected markets that are complementary through economic diversity and characterized by high job growth and resiliency to national economic downturns. We have a strategic focus on the ownership and operation of Class AA/A multifamily apartment communities that are situated in urban locations or master-planned communities near major employment centers in these regions.

        As of March 31, 2003, we managed a total of 154 multifamily apartment communities comprising 41,461 apartment homes owned by us and our third-party clients. As of March 31, 2003, we owned 74 stabilized multifamily apartment communities comprising 20,361 apartment homes, an indirect 25% interest in one stabilized multifamily apartment community comprising 345 apartment homes, an indirect 20% interest in three stabilized multifamily apartment communities comprising 941 apartment homes and an indirect 8.3% interest in three stabilized multifamily apartment communities comprising 1,118 apartment homes. All of our owned communities are located in the following major metropolitan markets in the states of Texas, Georgia, Florida and Tennessee: Austin, Dallas, Houston, Atlanta, Boca Raton, Orlando, Tampa, Memphis and Nashville, and also in Washington, D.C.

        As of March 31, 2003, we also owned nine multifamily apartment communities under development or in lease-up that are expected to comprise 2,410 apartment homes upon completion and an indirect 20% interest in three multifamily apartment communities under development or in lease-up that are expected to comprise 647 apartment homes upon completion. In addition, as of March 31, 2003, we owned a parcel of land on which we intend to develop an apartment community that we currently expect will comprise 450 apartment homes. We also have rights to acquire additional parcels of land on which we believe we could develop communities. Any future development is subject to permits and other governmental approvals, as well as our ongoing business review, and may not be undertaken or completed.

        We obtain ownership in apartment communities by either developing vacant land into new apartment communities or acquiring existing communities which we sometimes reposition or redevelop. In selecting sites for development, redevelopment or acquisition, we focus on locations in close proximity to expanding employment centers and convenient to recreation areas, entertainment, shopping and dining. As a result, we believe that the locations of the communities we currently own and the land parcels on which we have the right to develop new communities are attractive to the type of residents we seek.

        We describe our policies with respect to the activities specified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated into this prospectus. These descriptions include our policies with respect to the issuance of senior securities, borrowing money, investing in the securities of other issuers for the purpose of exercising control, engaging in the purchase and sale of investments, offering securities in exchange for property, and repurchasing our shares. We have not engaged in the trading, underwriting or agency distribution or sale of securities of other issuers, and we do not intend to do so. We have in the past made loans to three of our vendors and preferred service providers, and we may in the future make loans to third parties.

        Gables Residential Trust elected to be taxed as a real estate investment trust, or "REIT," for federal income tax purposes and, as mentioned above, operates principally through Gables Realty Limited Partnership. Gables Residential Trust is an 80.9% economic owner of the common equity of Gables Realty Limited Partnership as of March 31, 2003. Gables Residential Trust's common shares of beneficial interest are listed on the New York Stock Exchange, or "NYSE," under the symbol "GBP." The exchange notes will be issued by Gables Realty Limited Partnership and are not obligations of Gables Residential Trust. The exchange notes will not be listed on the NYSE or any other exchange.

        Our executive offices are located at 777 Yamato Road, Suite 510 in Boca Raton, Florida 33431 and our telephone number is (561) 997-9700.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Exchange Offer	We are offering to exchange up to $30,000,000 aggregate principal amount of the new 5.86% notes for up to $30,000,000 aggregate principal amount of the old 5.86% notes.
We are offering to exchange up to $10,000,000 aggregate principal amount of the new 6.10% notes for up to $10,000,000 aggregate principal amount of the old 6.10% notes.
The terms of the new 5.86% notes are identical in all material respects to the old 5.86% notes, except that the new 5.86% notes will not be subject to restrictions on transfer. The new 5.86% notes and the old 5.86% notes will be governed by the same indenture dated March 23, 1998, as supplemented by supplemental indenture no. 6 dated September 27, 2002.
The terms of the new 6.10% notes are identical in all material respects to the old 6.10% notes, except that the new 6.10% notes will not be subject to restrictions on transfer. The new 6.10% notes and the old 6.10% notes will be governed by the same indenture dated March 23, 1998, as supplemented by supplemental indenture no. 7 dated September 27, 2002.
Outstanding notes may be tendered, and will be exchanged, only in minimum denominations of $1,000 and integral multiples of $1,000. Exchange notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000.
Registration Rights Agreement	We issued $30,000,000 aggregate principal amount of the old 5.86% notes and $10,000,000 aggregate principal amount of the old 6.10% notes on September 27, 2002 in a private offering. In connection with the private offering, we and Teachers Insurance and Annuity Association of America, or "TIAA," entered into a registration rights agreement that granted TIAA and subsequent holders of the outstanding notes particular exchange and registration rights. Specifically, we agreed to file this exchange offer registration statement with respect to a registered offer to exchange the old 5.86% notes for the new 5.86% notes and to exchange the old 6.10% notes for the new 6.10% notes. The parties subsequently amended the registration rights agreement pursuant to a letter agreement dated as of July 9, 2003. We also agreed to use our best efforts cause this exchange offer registration statement to become effective on or before June 2, 2003. If we fail to fulfill our obligations under the registration rights agreement, including, as amended, (1) if this exchange offer registration statement is not declared effective on or prior to July 31, 2003, (2) if this exchange offer registration statement is declared effective on or prior to June 2, 2003 but the exchange offer is not promptly consummated, or (3) if this exchange offer registration statement is declared effective but thereafter ceases to be effective, then additional interest will accrue on the outstanding notes at a rate of 0.50% per annum and continue until the relevant failure is remedied.

Expiration Date	The exchange offer will remain open for at least twenty full business days from the date of this prospectus and will expire at 5:00 p.m., New York City time, on September 4, 2003, the "expiration date," unless we extend the exchange offer. The exchange offer will not under any circumstances be extended beyond September 19, 2003.
Conditions to the Exchange Offer	The exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or applicable interpretation of the staff of the SEC. Please read the section entitled "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.
Procedures for Tendering Outstanding Notes	If your outstanding notes are held through The Depository Trust Company, or "DTC," and you wish to participate in the exchange offer, you do so through the automated tender offer program of DTC. By participating in the exchange offer through the DTC program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. A letter of transmittal need not accompany tenders effected in this manner.
By tendering your outstanding notes, you will represent to us that, among other things:
• the exchange notes you receive will be acquired in the ordinary course of your business;
• you have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes in violation of the provisions of the Securities Act;
• you are not our affiliate, within the meaning of Rule 405 under the Securities Act; and
• if you are a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of such exchange notes.
Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of those book-entry interests or you own a beneficial interest in outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest of outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and cannot comply, prior to the expiration date, with the applicable procedures under the automated tender offer program of DTC, you must tender your outstanding notes according to the guaranteed delivery procedures described in "The Exchange Offer—Procedures for Tendering Outstanding Notes—Guaranteed Delivery."
Effect of Not Tendering	Outstanding notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to existing restrictions on transfer.
The trading market for outstanding notes not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your outstanding notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged outstanding notes.
Broker-Dealers	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180-days after the expiration date, we will make this prospectus, with such required supplements or amendments, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
Any broker-dealer who acquired outstanding notes from the issuer may not rely on interpretations of the staff of the SEC to the foregoing effect and must instead comply with the registration requirements and prospectus delivery requirements of the Securities Act, including being named as a selling securityholder, in order to resell the outstanding notes or the exchange notes.
Withdrawal Rights	You may withdraw your tender of outstanding notes at any time prior to the expiration date of the exchange offer. To withdraw, the exchange agent must receive a notice of withdrawal at its address indicated under "The Exchange Offer—Exchange Agent" before 5:00 p.m., New York City time, on the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any outstanding notes that you tendered but were timely withdrawn and not accepted for exchange.

Accounting Treatment	The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the outstanding notes will be amortized over the terms of the exchange notes.
Tax Consequences
United States Holders	In the opinion of our counsel, Goodwin Procter, LLP, the exchange of unregistered outstanding notes for registered exchange notes in the exchange offer will not constitute an exchange for U.S. federal income tax purposes and you will not recognize gain or loss if you exchange your unregistered outstanding notes for registered exchange notes. You must generally include the interest on the exchange notes in ordinary income in accordance with your regular method of accounting. Generally, you will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of an exchange note. See "United States Federal Income Tax Consequences—Taxation of Holders Who Are U.S. Persons."
Non-United States Holders	In the opinion of our counsel, Goodwin Procter LLP, the exchange of unregistered outstanding notes for registered exchange notes will not constitute an exchange for U.S. federal income tax purposes and you will not recognize gain or loss if you exchange your unregistered outstanding notes for registered exchange notes. You generally will not be subject to United States federal withholding tax on any interest paid on the exchange notes or any gain realized on a sale or other disposition of the exchange notes provided you comply with applicable certification requirements. However, you may be subject to regular United States income tax on income from the exchange notes in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a 30% branch profits tax on your effectively connected earnings and profits for the taxable year, unless such tax is reduced or eliminated by an applicable treaty, subject to adjustments. See "United States Federal Income Tax Consequences—Taxation of Holders Who Are Non-U.S. Persons."
Acceptance of Outstanding Notes and Delivery of Exchange Notes	We will accept for exchange any and all outstanding notes that are properly tendered in the exchange offer prior to the expiration date. See "The Exchange Offer—Procedures for Tendering Outstanding Notes." Exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.

Exchange Agent	We have appointed Wachovia Bank, National Association as the exchange agent for the exchange offer. The mailing address and telephone number of the exchange agent are: Wachovia Bank, National Association, 1525 West W.T. Harris Blvd., 3C3 NC-1153, Charlotte, N.C., 28262, (704) 590-7413. See "The Exchange Offer—Exchange Agent."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes.

SUMMARY OF TERMS OF NEW 5.86% NOTES

Issuer	Gables Realty Limited Partnership
New 5.86% Notes	$30,000,000 in aggregate principal amount of 5.86% Senior Notes due 2009.
Maturity Date	September 30, 2009
Interest Rate and Payment Dates	5.86% per annum. Interest will be payable semi-annually, in cash, on April 15 and October 15 of each year, beginning October 15, 2003.
Optional Redemption
The new 5.86% notes will be redeemable, at our option, in whole or in part, at any time, at a redemption price equal to the sum of (1) 100% of their principal amount plus accrued interest thereon to the redemption date and (2) the excess, if any, of (A) the aggregate present value of the remaining scheduled payments of principal and interest thereon, but excluding any accrued interest, discounted, on a semi-annual basis, at the treasury rate plus 25 basis points over (B) the aggregate principal amount of the new 5.86% notes being redeemed. When we refer to the treasury rate, we mean the treasury rate at the time of redemption for treasury notes with a maturity comparable to the remaining term of the new 5.86% notes, determined as described under the caption "Description of Exchange Notes—Optional Redemption."
Sinking Fund	None
Ranking
The new 5.86% notes will rank equally among themselves and with all other unsecured and unsubordinated indebtedness of Gables Realty Limited Partnership from time to time outstanding and will be effectively subordinated to our mortgages and our other unsubordinated indebtedness and other liabilities of our subsidiaries. As of March 31, 2003, we had approximately $1,014.9 million of indebtedness ranking equally with the exchange notes and no indebtedness ranking senior to the exchange notes by its terms. However, as of March 31, 2003, we had $335.9 million of secured indebtedness on a consolidated basis, excluding unconsolidated joint venture debt, which would effectively rank senior to the exchange notes to the extent of the value of the collateral securing such indebtedness.
Covenants
We will issue the new 5.86% notes under an indenture with Wachovia Bank, National Association, as trustee. Under the indenture, we have agreed, among other things, to restrictions on the incurrence of debt, the use of our assets as security in other transactions and other restrictions. These restrictions are subject to detailed conditions and qualifications. See the description under the caption "Description of Exchange Notes—Covenants" for more information about these restrictions.

Form and Denominations
The new 5.86% notes will be issued in the form of one or more fully registered global notes, without coupons, in denominations of $1,000 in principal amount and integral multiples of $1,000. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of DTC. New 5.86% notes in certificated form will be issued in exchange for the global notes only under limited circumstances on the terms set forth in the indenture.

SUMMARY OF TERMS OF NEW 6.10% NOTES

Issuer	Gables Realty Limited Partnership
New 6.10% Notes	$10,000,000 in aggregate principal amount of 6.10% Senior Notes due 2010.
Maturity Date	September 30, 2010
Interest Rate and Payment Dates	6.10% per annum. Interest will be payable semi-annually, in cash, on April 15 and October 15 of each year, beginning October 15, 2003.
Optional Redemption
The new 6.10% notes will be redeemable, at our option, in whole or in part, at any time, at a redemption price equal to the sum of (1) 100% of their principal amount plus accrued interest thereon to the redemption date and (2) the excess, if any, of (A) the aggregate present value of the remaining scheduled payments of principal and interest thereon, but excluding any accrued interest, discounted, on a semi-annual basis, at the treasury rate plus 25 basis points, over (B) the aggregate principal amount of the new 6.10% notes being redeemed. When we refer to the treasury rate, we mean the treasury rate at the time of redemption for treasury notes with a maturity comparable to the remaining term of the new 6.10% notes, determined as described under the caption "Description of Exchange Notes—Optional Redemption."
Sinking Fund	None
Ranking
The new 6.10% notes will rank equally among themselves and with all other unsecured and unsubordinated indebtedness of Gables Realty Limited Partnership from time to time outstanding and will be effectively subordinated to our mortgages and our other unsubordinated indebtedness and other liabilities of our subsidiaries. As of March 31, 2003, we had approximately $1,014.9 million of indebtedness ranking equally with the exchange notes and no indebtedness ranking senior to the exchange notes by its terms. However, as of March 31, 2003, we had $335.9 million of secured indebtedness on a consolidated basis, excluding unconsolidated joint venture debt, which would effectively rank senior to the exchange notes to the extent of the value of the collateral securing such indebtedness.

Covenants
We will issue the new 6.10% notes under an indenture with Wachovia Bank, National Association, as trustee. Under the indenture, we have agreed, among other things, to a number of restrictions on the incurrence of debt, the use of our assets as security in other transactions and other restrictions. These restrictions are subject to detailed conditions and qualifications. See the description under the caption "Description of Exchange Notes—Covenants" for more information about these restrictions.
Form and Denominations
The new 6.10% notes will be issued in the form of one or more fully registered global notes, without coupons, in denominations of $1,000 in principal amount and integral multiples of $1,000. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of DTC. New 6.10% notes in certificated form will be issued in exchange for the global notes only under limited circumstances on the terms set forth in the indenture.

RISK FACTORS

        An investment in the exchange notes involves risks. Listed below is a summary list of what we believe to be the most material risks associated with investing in the exchange notes. This summary does not contain all of the risks that may be important to you or that you should consider before exchanging your outstanding notes for exchange notes.

  •
  National and local economic conditions generally, and the real estate market specifically, including changes in occupancy rates and market rents, a continued deceleration of economic conditions in our markets, and a failure of national and local economic conditions to rebound in a timely manner could hurt occupancy or rental rates and significantly affect our profitability and our ability to satisfy our obligations;

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  Changes in job growth, household formation and population growth in our markets or excess supply of and insufficient demand for apartment communities in our markets could hurt occupancy or rental rates and significantly affect our profitability;

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  Competition and low mortgage interest rates could limit our ability to secure attractive investment opportunities, lease apartment homes or increase or maintain rents;

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  Cash flow from recurring real estate activities may be insufficient to meet our short-term liquidity requirements, including the payment of common and preferred distributions and adversely affect our ability to refinance existing debt;

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  Uncertainties associated with our development and construction activities, including the failure to obtain zoning and other approvals, actual development and construction costs exceeding our budgeted estimates and construction material defects could require us to abandon our development and construction activities or result in unprofitable communities;

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  Construction and lease-up activities may not be completed on schedule, resulting in increased debt service expense and construction costs and reduced rental revenues;

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  Our acquisitions may not yield anticipated results and could adversely affect our financial performance;

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  New debt or equity financing may not be available or may not be available on favorable terms, and existing indebtedness may mature in an unfavorable credit environment, preventing such indebtedness from being refinanced or, if financed, causing such refinancing to occur on terms that are not as favorable as the terms of existing indebtedness;

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  Our failure to sell apartment communities in a timely manner or on favorable terms could limit our flexibility and adversely affect returns to our shareholders;

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  Our policy of limiting our debt level may be changed and our indebtedness may increase;

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  Incurrence of additional debt and related issuance of equity may be dilutive to shareholders;

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  Rising interest rates would increase interest costs and could affect the market price for our securities;

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  Our share ownership limitation may prevent takeovers beneficial to our shareholders;

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  Legislative, regulatory and accounting changes, including changes to laws governing the taxation of REITs or changes in GAAP could result in substantial costs;

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  Potential liability for uninsured losses and environmental contamination could result in substantial costs; and

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  Purchasers of the exchange notes may not be able to sell the exchange notes since there may not be an active trading market for the exchange notes.

        You should carefully consider all of the information contained and set forth in this prospectus, including the information under the caption "Risk Factors," before tendering your outstanding notes for exchange notes in the exchange offer.

RISK FACTORS

        Before you invest in our securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus before you decide whether to exchange your outstanding notes for exchange notes. This section includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to Our Business

Unfavorable changes in market and economic conditions could hurt occupancy or rental rates.

        The market and economic conditions in metropolitan areas of our current markets in the United States may significantly affect apartment home occupancy or rental rates. Occupancy and rental rates in those markets, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. The risks that may affect conditions in those markets include the following:

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  the economic climate which may be adversely impacted by plant closings, industry slowdowns and other factors;

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  real estate conditions such as an oversupply of, or a reduced demand for, apartment homes;

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  decline in household formation that adversely affects occupancy or rental rates;

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  the inability or unwillingness of residents to pay rent increases;

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  the potential effect of rent control or rent stabilization laws, or other laws regulating housing, on any of our communities, which could prevent us from raising rents to offset increases in operating costs; and

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  the rental market which may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

        Any of these risks could adversely affect our ability to achieve our desired yields on our communities and to make expected distributions to shareholders.

Increased competition and low mortgage interest rates could limit our ability to lease apartment homes or increase or maintain rents.

        Our apartment communities in metropolitan areas compete with numerous housing alternatives in attracting residents, including other rental apartments and single-family homes that are available for rent, as well as new and existing single-family homes for sale. Competitive residential housing in a particular area or housing alternatives that are made competitive by a low mortgage interest rate environment could adversely affect our ability to lease apartment homes and to increase or maintain rents.

Failure to generate sufficient revenue could limit cash flow available for distributions to shareholders.

        If our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to pay distributions to our shareholders will be adversely affected. The following factors, among others, may adversely affect the revenues generated by our apartment communities:

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  the national and local economic climates;

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  local real estate market conditions, such as oversupply of apartment homes;

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  the perceptions by prospective residents of the safety, convenience and attractiveness of our communities and the neighborhoods in which they are located;

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  our ability to provide adequate management, maintenance and insurance; and

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  increased operating costs including real estate taxes and insurance.

        Significant expenditures associated with each investment such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community. For example, if we mortgage a community to secure payment of debt and are unable to meet the mortgage payments, we could sustain a loss as a result of foreclosure on the community or the exercise of other remedies by the mortgagee.

Development and construction risks could impact our profitability.

        We intend to continue to develop and construct multifamily apartment communities. Our development activities may be exposed to the following risks:

  •
  We may be unable to obtain, or face delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations, which could result in increased costs and could require us to abandon our activities entirely with respect to the project for which we are unable to obtain permits or authorizations;

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  We may abandon development opportunities that we have already begun to explore and as a result we may fail to recover expenses already incurred in connection with exploring such development opportunities;

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  We may incur construction costs for a community which exceed our original estimates due to increased materials, labor or other costs, which could make completion of the community uneconomical and we may not be able to increase rents to compensate for the increase in construction costs;

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  Occupancy rates and rents at a newly completed development community may fluctuate depending on a number of factors, including market and economic conditions, and may result in the community not being profitable;

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  We may not be able to obtain financing with favorable terms for the development of a community, which may make us unable to proceed with its development; and

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  We may be unable to complete construction and lease-up of a community on schedule, resulting in increased debt service expense and construction costs.

Acquisitions may not yield anticipated results.

        We intend to continue to acquire multifamily apartment communities on a select basis. Our acquisition activities and their success may be exposed to the following risks:

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  The acquired community may fail to perform as we expected in analyzing our investment; and

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  Our estimate of the costs of any necessary repositioning or redeveloping the acquired community may prove inaccurate.

Insufficient cash flow could affect our debt financing and create refinancing risk.

        We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. We anticipate that only a small portion of the principal of our debt will be repaid prior to maturity. Although we may be able to use cash flow to make future principal payments, we cannot assure you that sufficient cash flow will be available to make all required principal payments. Therefore, we are likely to need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt.

Difficulty of selling apartment communities could limit flexibility.

        Real estate in metropolitan areas of the United States can be hard to sell, especially if market conditions are poor. This may limit our ability to change our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws limit our ability to sell communities that we have owned for fewer than four years, and this may affect our ability to sell communities without adversely affecting returns to our shareholders.

Policy of limiting debt level may be changed and our indebtedness may increase.

        As of March 31, 2003 we had approximately $1,014.9 million in total debt outstanding and our ratio of debt to total market capitalization was 53%. While our current policy is not to incur debt that would make our ratio of debt to total market capitalization greater than 60%, assuming total market capitalization and fair market value of our assets are in-line, neither Gables Residential Trust's declaration of trust and bylaws nor Gables Realty Limited Partnership's organizational documents contain any such limitations. The governing agreements for our unsecured indebtedness, including our credit facilities and the indenture related to our senior unsecured notes, contain financial covenants that limit, but do not restrict, our total outstanding indebtedness. As a result, we may incur additional debt and thus increase our ratio of debt to total market capitalization. In addition, in the event that the price of our common shares increases, we could incur additional debt without increasing the ratio of debt to total market capitalization and without a concurrent increase in our ability to service such additional debt. Further, the indenture governing our senior unsecured notes does not contain any provisions that would afford holders of such notes protection in the event of a highly leveraged or similar transaction invoving us or any of our affiliates or a reorganization, restructuring, merger, sale of all or substantially all of our assets or similar transaction involving Gables Realty Limited Partnership that may adversely affect the holders of the unsecured senior notes.

Incurrence of additional debt and related issuance of equity may be dilutive to shareholders.

        Future issuance of equity may dilute the interest of existing shareholders. To the extent that additional equity securities are issued to finance future developments and acquisitions instead of incurring additional debt, the interests of our existing shareholders could be diluted. Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including common and preferred equity.

Rising interest rates would increase interest costs and could affect the market price of our securities.

        We expect to incur variable-rate debt under credit facilities and other interim financing vehicles in connection with the acquisition, construction and renovation of multifamily apartment communities in the future, as well as for other purposes. In addition, we have tax-exempt bonds, as described more fully below, that bear interest at a variable rate. Accordingly, if interest rates increase, so will our interest costs to the extent the variable rate increase is not hedged effectively. In addition, an increase in market interest rates may lead purchasers of our securities to demand a higher annual yield, which could adversely affect the market price of our outstanding securities.

Share ownership limit may prevent takeovers beneficial to shareholders.

        For us to maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals. As defined for federal income tax purposes, the term "individuals" includes a number of specified entities. The declaration of trust of Gables Residential Trust includes restrictions regarding transfers of shares of beneficial interest and ownership limits that are intended to assist us in satisfying such limitations. The ownership limit may have the effect of delaying, deferring or preventing someone from taking control of us, even though such a change of control could involve a premium price for our shareholders or otherwise could be in our shareholders' best interests.

Limits on changes in control may discourage takeover attempts beneficial to shareholders.

        The declaration of trust and bylaws of Gables Residential Trust, and Maryland law may have the effect of discouraging a third party from attempting to acquire us which makes a change in control more unlikely. The result may be a limitation on the opportunity for shareholders to receive a premium for their common shares over then-prevailing market prices.

Failure to qualify as a REIT would cause us to be taxed as a corporation which would significantly lower cash available for distributions to shareholders.

        If we fail to qualify as a REIT for federal income tax purposes, we will be taxed as a corporation. We believe that we are organized and qualified as a REIT and intend to operate in a manner that will allow us to continue to qualify. However, we cannot assure you that we are qualified as such, or that we will remain qualified as such in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code as to which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of such qualification.

        If, in any taxable year, we fail to qualify as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates, plus any applicable alternative minimum tax. In addition, unless we are entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate the amount of cash available for distributions to our shareholders. Furthermore, we would no longer be required to make distributions to our shareholders.

Compliance or failure to comply with Americans with Disabilities Act, or "ADA," and other similar laws could result in substantial costs.

        The ADA generally requires that public accommodations, including office buildings and hotels be made accessible to disabled persons. Noncompliance could result in imposition of fines by the federal government or the award of damages to private litigants. If, pursuant to the ADA, we are required to make substantial alterations and capital expenditures in one or more of our properties, including the removal of access barriers, it could adversely affect our financial condition and results of operations, as well as the amount of cash available for distribution to our shareholders.

        A number of additional federal, state and local laws exist that impact our communities with respect to access thereto by disabled persons. For example, the FHAA requires that apartment communities first occupied after March 13, 1990 be accessible to the handicapped. Noncompliance with the FHAA could result in the imposition of fines or an award of damages to private litigants. We cannot predict the ultimate cost of compliance with the ADA or other similar legislation. The costs could be substantial.

Potential liability for environmental contamination and related matters could result in substantial costs.

        We are in the business of acquiring, owning, operating and developing real estate assets. From time to time we will sell to third parties some of our assets. Under various federal, state and local environmental laws, we may be required, often regardless of our knowledge or responsibility but solely because of our current or previous ownership or operation of real estate, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at those properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by us in connection with any contamination. These costs could be substantial. The presence of such substances or the failure to properly remediate the contamination may materially and adversely affect our ability to borrow against, sell or rent the affected asset. In addition, applicable environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with the contamination.

        Finally, when excessive moisture accumulates in buildings or on building materials, mold growth will often occur, particularly if the moisture problem remains undiscovered or is not addressed. Some molds are known to produce potent toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold can cause a variety of health effects and symptoms in some individuals, including severe allergic or other reactions. As a result, the presence of mold at a community we own could require us to undertake a costly remediation program to contain or remove the mold from the affected community. Such a remediation program could necessitate the temporary relocation of some or all of the community's residents or the complete rehabilitation of the community.

Potential liability for losses not covered by insurance could result in substantial costs.

        We may incur casualty losses that are not covered by insurance. We carry insurance coverage on our properties of types and in amounts that we believe are in line with coverage customarily obtained by owners of similar properties. We believe all of our properties are adequately insured. The property insurance that we maintain for our real estate assets has historically been on an "all risk" basis, including losses covered by acts of terrorism. However, following the terrorist activity of September 11, 2001, and in light of the resulting uncertainty in the insurance market, our "all risk" insurance coverage in place for the current policy year contains specific exclusions for losses attributable to acts of terrorism. The cost and limited availability of specific third party insurance coverage for losses from acts of terrorism have made it commercially unreasonable for us to secure such coverage. Further, there are other types of losses, such as from wars or catastrophic acts of nature, for which we cannot obtain insurance at all or at a reasonable cost. In the event of an uninsured loss or a loss in excess of our insurance limits, we could lose both the revenues generated from the affected community and the capital we have invested in the affected community; depending on the specific circumstances of the affected community it is possible that we could be liable for any mortgage indebtedness or other obligations related to the community. Any such loss could materially and adversely affect our business and financial condition and results of operations.

Significant new operations and acquired communities under management require integration with the existing business and, if not properly integrated, could create inefficiencies.

        Our ability to manage growth effectively will require us, among other things, to successfully apply our experience in managing our existing portfolio of multifamily apartment communities to a larger number of assets. In addition, we must be able to successfully manage the integration of new management and operations personnel as our organization grows in size and complexity.

Failure to succeed in new markets may limit growth.

        We may make selected acquisitions outside of our current market areas from time to time, if appropriate opportunities arise. Our historical experience in our current markets located in the United States does not ensure that we will be able to operate successfully in other market areas new to us. We may be exposed to a variety of risks if we choose to enter into new markets. These risks include, among others:

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  a lack of market knowledge and understanding of the local economies;

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  an inability to obtain land for development or to identify acquisition opportunities;

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  an inability to obtain construction tradespeople; and

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  an unfamiliarity with local governmental and permitting procedures.

Bond compliance requirements could limit income and restrict use of communities and cause favorable financing to become unavailable.

        Some of our multifamily apartment communities are financed with obligations issued by various local government agencies or instrumentalities, the interest on which is exempt from federal income taxation. These obligations are commonly referred to as "tax-exempt bonds." The bond compliance requirements for our current tax-exempt bonds, and the requirements of any future tax-exempt bond financing, may have the effect of limiting our income from communities subject to such financing. Under the terms of our tax-exempt bonds, we must comply with various restrictions on the use of the communities financed by such bonds, including a requirement that a percentage of apartments be made available to low and middle income households. In addition, some of our tax-exempt bond financing documents require that a financial institution guarantee payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon.

Decrease of fee management business would result in decrease in revenues.

        We manage multifamily apartment communities owned by third parties for a fee. Most of our management contracts are terminable upon 30-days notice. There is a risk that the management contracts will be terminated and/or that the rental revenues upon which management fees are based will decline and management fee income will decrease accordingly.

Interest rate hedging contracts may involve material charges and may not provide adequate protection.

        From time to time, when we anticipate offerings of debt securities, we may seek to decrease our exposure to fluctuations in interest rates during the period prior to the pricing of the securities by entering into interest rate hedging contracts in the form of rate locks. We may do so to increase the predictability of our financing costs. Also, from time to time, we rely on interest rate hedging contracts in the form of rate caps and rate swaps to offset our exposure to moving interest rates with respect to debt financing arrangements at variable interest rates. The settlement of interest rate hedging contracts in the form of rate locks has in the past and may in the future involve charges to earnings that may be material in amount. Such charges are typically driven by the extent and timing of fluctuations in interest rates. Despite our efforts to minimize our exposure to interest rate fluctuations, there is no guarantee that we will be able to maintain our hedging contracts at their existing levels of coverage or that the amount of coverage maintained will cover all of our outstanding indebtedness at any such time. If our efforts are unsuccessful, we may not meet our objective of reducing the extent of our exposure to, and sustain losses as a result of, interest rate fluctuations. In addition, while interest rate hedging contracts may mitigate the impact of rising interest rates on us, they also expose us to the risk that other parties to the contracts will not perform or that the agreements may be unenforceable.

Risks Related to Tendering Outstanding Notes for Exchange Notes

Purchasers of the exchange notes may not be able to sell the exchange notes since there may not be an active trading market for the exchange notes.

        The new 5.86% notes and the new 6.10% notes are each a new issue of securities with no established trading market. We do not intend to list the exchange notes on any securities exchange. An active trading market for the exchange notes may not develop or last, in which case the value of the exchange notes could be adversely affected. The trading price of the exchange notes will depend on many factors, including:

  •
  prevailing interest rates;

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  the market for similar securities;

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  general economic conditions; and

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  our financial condition, performance and prospects.

You must carefully follow the required procedures in order to exchange your outstanding notes.

        The exchange notes will be issued in exchange for the outstanding notes only after timely receipt by the exchange agent of a duly executed letter of transmittal and all other required documents. Therefore, if you wish to tender your outstanding notes, you must allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to notify you of defects or irregularities which respect to tenders of outstanding notes for exchange. Any holder of outstanding notes who tenders in the exchange offer for the purposes of participating in a distribution of the exchange notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

Risks Related to Continued Ownership of Outstanding Notes

If you do not exchange outstanding notes for exchange notes, transfer restrictions will continue.

        The old 5.86% notes and the old 6.10% notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Outstanding notes that are not tendered for exchange or are tendered but are not accepted will, following completion of the exchange offer, continue to be subject to existing restrictions on transfers. We do not currently expect to register the outstanding notes under the Securities Act. See "The Exchange Offer—Consequences of Failure to Exchange."

The trading market for unexchanged outstanding notes could be limited.

        The trading market for unexchanged outstanding notes could become significantly more limited after the exchange offer due to the reduction in the amount of outstanding notes that remain outstanding upon consummation of the exchange offer. Therefore, if your outstanding notes are not exchanged for exchange notes in the exchange offer it may become more difficult for you to sell or otherwise transfer your outstanding notes. This reduction in liquidity may in turn reduce the market price, and increase the price volatility, of the outstanding notes. There is a risk that an active trading market in the unexchanged outstanding notes will not exist, develop or be maintained and we cannot give you any assurances regarding the prices at which the unexchanged outstanding notes may trade in the future.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months Ended		Years Ended December 31,
	March 31, 2003		2002		2001		2000		1999		1998
Ratios of earnings to fixed charges	1.46	x	2.15	x	2.36	x	2.43	x	2.09	x	1.70	x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income (1) before equity in income of joint ventures, operating income from discontinued operations, gain on disposition of discontinued operations, extraordinary items, and preferred dividends, (2) plus distributions from unconsolidated joint ventures and fixed charges and (3) minus capitalized interest and capitalized loan cost amortization. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and capitalized loan cost amortization.

RATIOS OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED DISTRIBUTIONS

        The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred distributions for each of the periods indicated is as follows:

	Three Months Ended		Years Ended December 31,
	March 31, 2003		2002		2001		2000		1999		1998
Ratios of earnings to combined fixed charges and preferred distributions	1.29	x	1.79	x	1.87	x	1.93	x	1.65	x	1.41	x

        The ratios of earnings to combined fixed charges and preferred distributions were computed by dividing earnings by the aggregate of fixed charges and preferred distributions. For this purpose, earnings consist of net income (1) before equity in income of joint ventures, operating income from discontinued operations, gain on disposition of discontinued operations, extraordinary items, and preferred distributions, (2) plus distributions from unconsolidated joint ventures, fixed charges, and preferred distributions and (3) minus capitalized interest and capitalized loan cost amortization. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and capitalized loan cost amortization.

USE OF PROCEEDS

        The exchange offer is intended to satisfy agreements we made with the initial purchaser of the outstanding notes. The net proceeds of the sale of the outstanding notes of $39.8 million, together with the net proceeds of $39.8 million from a concurrent offering by Gables Residential Trust of 1,600,000 shares of its 7.875% Series C cumulative redeemable preferred shares, were used on September 27, 2002 to retire approximately $82.5 million of senior unsecured notes at an interest rate of 8.3% that were scheduled to mature in December 2002. We will not, however, receive any cash proceeds from the issuance of the exchange notes offered by this prospectus. In consideration for issuing the exchange notes contemplated by this prospectus, we will receive the outstanding notes in like principal amount, the form and terms of which are substantially the same as the form and term of the exchange notes, which replace the outstanding notes and which represent the same indebtedness. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness.

THE EXCHANGE OFFER

Purposes and Effects of the Exchange Offer

        We sold $30 million aggregate principal amount of the old 5.86% notes and $10 million aggregate principal amount of the old 6.10% notes on September 27, 2002 to TIAA. In the registration rights agreement executed by us and TIAA, we agreed to file with the SEC a registration statement, or the "exchange offer registration statement," with respect to an offer to exchange the old 5.86% notes for the new 5.86% notes and the old 6.10% notes for the new 6.10% notes. In addition, we agreed to use our best efforts to cause the exchange offer registration statement to become effective under the Securities Act by June 2, 2003, to offer the exchange notes pursuant to the exchange offer, and to issue the exchange notes in exchange for the outstanding notes tendered prior to the expiration of the exchange offer. The parties subsequently amended the registration rights agreement pursuant to a letter agreement dated as of July 9, 2003. If we fail to fulfill our obligations under the registration rights agreement, including, (1) if this exchange offer registration statement is not declared effective on or prior to July 31, 2003, (2) if this exchange offer registration statement is declared effective on or prior to June 2, 2003 but the exchange offer is not promptly consummated, or (3) if this exchange offer registration statement is declared effective but thereafter ceases to be effective, then additional interest will accrue on the outstanding notes at a rate of 0.50% per annum and continue until the relevant failure is remedied.

        This prospectus is part of a registration statement that we have filed with the SEC. The exchange offer is being made pursuant to the registration rights agreement to satisfy our obligations thereunder. You are a "holder" with respect to the exchange offer if your outstanding notes are registered in your name on our books or if you have obtained a properly completed bond power from the registered holder or any person whose outstanding notes are held of record by DTC. Upon completion of the exchange offer, we will be required to file a registration statement to register any outstanding notes only if a holder of the outstanding notes so requests and such holder is a broker-dealer or an affiliate of Gables Realty Limited Partnership, or is not permitted pursuant to applicable law or applicable interpretations of the staff of the SEC to participate in the exchange offer, or the "shelf registration statement." If you do not tender your outstanding notes, or if your outstanding notes are tendered but not accepted, you generally will have to rely on exemptions to the registration requirements under the securities laws, including the Securities Act, if you wish to sell your outstanding notes.

        Based on interpretations of the SEC staff set forth in no-action letters issued to third parties, we believe that exchange notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

  •
  you are acquiring exchange notes in the ordinary course of your business;

  •
  you are not our affiliate;

  •
  you are not participating, and have no arrangement or understanding with any person to participate, in a distribution of the outstanding notes or exchange notes; and

  •
  you are not a broker-dealer who purchased outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

        If you participate in the exchange offer for the purpose of distributing securities in a manner not permitted by the SEC's interpretation, the position of the staff of the SEC enunciated in the interpretive letters is inapplicable to you and you are required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives exchange notes for its own account as a result of market-making activities or other trading activities must acknowledge, by delivering a completed letter of transmittal or agent's message if its tender is made through DTC, that it will deliver a prospectus in connection with any resale of the exchange notes.

        The exchange offer is not being made to you, and you may not participate in the exchange offer, in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities laws of that jurisdiction.

Exchange Terms

        An aggregate of $30 million principal amount of the old 5.86% notes and $10 million principal amount of the old 6.10% notes are currently issued and outstanding. Up to $30 million aggregate principal amount of the new 5.86% notes and $10 million aggregate principal amount of the new 6.10% notes will be issued in exchange for outstanding notes.

        The form and terms of the new 5.86% notes and the new 6.10% notes will be the same in all material respects as the form and terms of the old 5.86% notes and the old 6.10% notes tendered in exchange for such exchange notes, except that the exchange notes will be registered under the Securities Act and will not bear legends restricting their transfer. The exchange notes will not represent additional indebtedness of Gables Realty Limited Partnership and will be entitled to the benefits of the indenture, which is the same indenture under which the outstanding notes were issued. Outstanding notes that are accepted for exchange will be canceled and retired.

        Interest on the exchange notes will accrue from the most recent date to which interest has been paid on the outstanding notes, or April 15, 2003. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer, or October 15, 2003, will receive interest accruing from the most recent date to which interest has been paid on the outstanding notes, or April 15, 2003. Outstanding notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes. If your outstanding notes are accepted for exchange, you will not receive any payment in respect of interest on the outstanding notes for which the record date occurs on or after completion of the exchange offer.

        You do not have any appraisal rights or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement. If you do not tender for exchange or if your tender is not accepted, the outstanding notes will remain outstanding and you will be entitled to the benefits of the indenture, but generally will not be entitled to any registration rights under the registration rights agreement. We are not asking you for a proxy and you are requested not to send us a proxy.

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any outstanding notes properly tendered in the exchange offer, and the exchange agent will deliver the exchange notes promptly after the expiration date of the exchange offer. You should read "—Expiration Date; Extension; Termination; Amendments" below for an explanation of how the expiration date may be extended.

        You may tender some or all of your outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000. The exchange offer is not conditioned upon any number or aggregate principal amount of outstanding notes being tendered.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer will remain open for at least twenty full business days from the date of this prospectus and will expire at 5:00 p.m., New York City time, on September 4, 2003, the "expiration date," unless extended by us. The exchange offer will not under any circumstances be extended beyond September 19, 2003. We expressly reserve the right to extend the exchange offer on a daily basis or for such period or periods as we may determine in our sole discretion from time to time by giving oral or written notice to the exchange agent and by making a public announcement to that effect, prior to 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date. During any extension of the exchange offer, all outstanding notes previously tendered, not validly withdrawn and not accepted for exchange will remain subject to the exchange offer and may be accepted for exchange by us.

        To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, to amend any of the terms of the exchange offer. Any amendment to the exchange offer will apply to all outstanding notes tendered, regardless of when or in what order the outstanding notes were tendered. If we make a material change in the terms of the exchange offer, we will disseminate additional exchange offer materials, and we will extend the exchange offer to the extent required by law.

        We expressly reserve the right, in our sole discretion, to terminate the exchange offer if the conditions set forth under "—Conditions to the Exchange Offer" exist. Any such termination will be followed promptly by a public announcement. In the event we terminate the exchange offer, we will give immediate notice to the exchange agent, and all outstanding notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

        In the event that the exchange offer is withdrawn or otherwise not completed, exchange notes will not be given to holders of outstanding notes who have tendered their outstanding notes.

Acceptance of Outstanding Notes for Exchange

        We will accept for exchange outstanding notes validly tendered pursuant to the exchange offer, and not withdrawn prior to the expiration date of the exchange offer or defectively tendered, if such defect has been waived by us. We will not accept outstanding notes for exchange subsequent to the expiration date of the exchange offer. Tenders of outstanding notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

        If for any reason, we delay acceptance for exchange of validly tendered outstanding notes or we are unable to accept for exchange validly tendered outstanding notes, then the exchange agent may, nevertheless, on our behalf, retain tendered outstanding notes, without prejudice to our rights described under "—Expiration Date; Extensions; Termination; Amendments" and "—Withdrawal of Tenders" subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

        If any tendered outstanding notes are not accepted for exchange for any reason, including if certificates are submitted evidencing more outstanding notes than those that are tendered, certificates evidencing outstanding notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "—Procedures for Tendering Outstanding Notes—Book-Entry Transfer," such outstanding notes will be credited to the account maintained at such book-entry transfer facility from which such outstanding notes were delivered, unless otherwise required by such holder under "Special Delivery Instructions" in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.

        Tendering holders of outstanding notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their outstanding notes other than as described in "—Transfer Taxes" or in Instruction 9 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer. Each holder of outstanding notes shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's outstanding notes pursuant to the shelf registration statement.

Procedures For Tendering Outstanding Notes

        Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender outstanding notes should contact such registered holder promptly and instruct such registered holder to tender the outstanding notes on such beneficial owner's behalf.

        Tender of Outstanding Notes Held Through DTC.    The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding notes to the exchange agent in accordance with DTC's automated tender offer program procedures for transfer. DTC will then send an agent's message to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from the participant in DTC tendering outstanding notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgement from the participant in DTC tendering outstanding notes that they have received and agree to be bound by the notice of guaranteed delivery.

        Tender of Outstanding Notes Held in Physical Form.    For a holder to validly tender outstanding notes held in physical form:

  •
  the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

  •
  the exchange agent must receive certificates for tendered outstanding notes at such address, or such outstanding notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender outstanding notes and who cannot comply with the procedures set forth in this prospectus for tender on a timely basis or whose outstanding notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

        Letters of transmittal and outstanding notes should be sent only to the exchange agent and not to us or to any book-entry transfer facility.

        The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at the election and risk of the holder tendering outstanding notes. Delivery of such documents will be deemed made only when actually received by the exchange agent. If such delivery is by mail, we suggest that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date of the exchange offer to permit delivery to the exchange agent prior to such date. No alternative, conditional or contingent tenders of outstanding notes will be accepted.

        Signature Guarantees.    Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

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  the letter of transmittal is signed by the registered holder of the outstanding notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those outstanding notes, or if any outstanding notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any outstanding notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the "Special Issuance Instructions" nor the "Special Delivery Instructions" box on the letter of transmittal has been completed, or

  •
  the outstanding notes are tendered for the account of an eligible institution.

        An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchanges Medallion Program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

        Book-Entry Transfer.    The exchange agent will seek to establish a new account or utilize an outstanding account with respect to the outstanding notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the outstanding notes may make book-entry delivery of outstanding notes by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent's account. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at a book-entry transfer facility, a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, must be received by the exchange agent at its address set forth in this prospectus on or prior to the expiration date of the exchange offer, or else the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the exchange agent.

        Guaranteed Delivery.    If you wish to tender your outstanding notes and:

  •
  certificates representing your outstanding notes are not lost but are not immediately available;

  •
  time will not permit your letter of transmittal, certificates representing your outstanding notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer; or

  •
  the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer,

        then, you may tender if both of the following are complied with:

  •
  your tender is made by or through an eligible institution; and

  •
  on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus.

        The notice of guaranteed delivery must:

  •
  set forth your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered;

  •
  state that the tender is being made thereby;

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  guarantee that, within three New York Stock Exchange trading days after the expiration date of the exchange offer, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the outstanding notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all outstanding notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

        Other Matters.    Exchange notes will be issued in exchange for outstanding notes accepted for exchange only after timely receipt by the exchange agent of:

  •
  certificates for, or a timely book-entry confirmation with respect to, your outstanding notes, a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message; and

  •
  any other documents required by the letter of transmittal.

        All questions as to the form of all documents and the validity, including time of receipt, and acceptance of all tenders of outstanding notes will be determined by us, in our sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of outstanding notes will not be considered valid. We reserve the absolute right to reject any or all tenders of outstanding notes that are not in proper form or the acceptance of which, in our opinion would be unlawful. We also reserve the right to waive any defects or irregularities as to particular outstanding notes.

        Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

        Any defect or irregularity in connection with tenders of outstanding notes must be cured within the time we determine, unless waived by us. Tenders of outstanding notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of outstanding notes, or will incur any liability to holders for failure to give any such notice.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal at its address set forth below under "—Exchange Agent," or

  •
  you must comply with the appropriate procedures of DTC's automated tender offer program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes; and

  •
  include a statement that such person is withdrawing its election to have its outstanding notes exchanged.

        If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under "—Procedures for Tendering Outstanding Notes" at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes tendered, and we may terminate, extend or amend the exchange offer and may, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer, postpone the acceptance for exchange of outstanding notes so tendered if, on or prior to the expiration date of the exchange offer we have determined that the exchange offer would violate any applicable law or interpretation of the staff of the SEC.

        This condition to the exchange offer is for our sole benefit and may be asserted by us in our sole discretion or may be waived by us, in whole or in part, in our sole discretion. We have not made a decision as to what circumstances would lead us to waive the condition, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the events described in this section shall be final and binding upon all persons.

        Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the exchange offer. We will give holders notice of any amendments if required by applicable law.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will remain outstanding and will continue to be subject to their existing terms. The outstanding notes will continue to be senior unsecured obligations of Gables Realty Limited Partnership. In addition, interest on the old 5.86% notes will continue to accrue at the annual rate of 5.86% and interest on the old 6.10% notes will continue to accrue at the annual rate of 6.10%. Moreover, the outstanding notes will continue to be subject to restrictions on transfer as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws.

        The trading market for outstanding notes not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your outstanding notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged outstanding notes. See "Risk Factors—Risks Related to Continued Ownership of Outstanding Notes."

Termination of Rights

        You will not be entitled to some rights under the registration rights agreement following the completion of the exchange offer. The rights that generally will terminate are:

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  to have Gables Realty Limited Partnership file with the SEC and use its best efforts to have declared effective a shelf registration statement to cover resales of the outstanding notes by the holders thereof; and

  •
  to receive additional interest if the registration statement of which this prospectus is a part is not declared effective by the SEC, or the exchange offer is not consummated, within a specified time period.

Exchange Agent

        Wachovia Bank, National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for outstanding notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

Wachovia Bank, National Association
1525 West W.T. Harris Blvd.
363 NC-1153
Charlotte, NC 28262
(704) 590-7413

Fees and Expenses

        Except for customary fees we have agreed to pay the exchange agent, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the outstanding notes will be amortized over the terms of the exchange notes.

Transfer Taxes

        We will pay all transfer taxes applicable to the transfer and exchange of outstanding notes pursuant to the exchange offer. If, however:

  •
  delivery of the exchange notes and/or certificates for outstanding notes for principal amounts not exchanged, are to be made to any person other than the record holder of the outstanding notes tendered;

  •
  tendered certificates for outstanding notes are recorded in the name of any person other than the person signing any letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the transfer and exchange of outstanding notes to us or our order,

        then the amount of any such transfer taxes, whether imposed on the record holder of any other person, will be payable by the tendering holder prior to the issuance of the exchange notes.

DESCRIPTION OF EXCHANGE NOTES

General

        The new 5.86% notes and the new 6.10% notes each constitute a separate series of our senior securities to be issued under an indenture, dated as of March 23, 1998, as supplemented by supplemental indenture no. 6, dated as of September 27, 2002, in the case of the new 5.86% notes, and supplemental indenture no. 7, dated as of September 27, 2002, in the case of the new 6.10% notes, between Gables Realty Limited Partnership and Wachovia Bank, National Association, as successor to First Union National Bank, as trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the indenture and the exchange notes are summaries of all material terms and provisions of the indenture. This description may not contain all the information that is important to you. You can access complete information by referring to the indenture, supplemental indenture no. 6, supplemental indenture no. 7, the new 5.86% notes, and the new 6.10% notes. Copies of this information may be obtained upon request from us.

        The new 5.86% notes initially will be limited to an aggregate principal amount of $30 million and the new 6.10% notes initially will be limited to an aggregate principal amount of $10 million. The exchange notes will:

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  be senior unsecured obligations of Gables Realty Limited Partnership;

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  rank equally with all other unsecured and unsubordinated indebtedness of Gables Realty Limited Partnership from time to time outstanding, including indebtedness outstanding from time to time under Gables Realty Limited Partnership's unsecured credit facilities;

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  be effectively subordinated to the claims of mortgage lenders and others holding secured indebtedness of Gables Realty Limited Partnership and of any Subsidiaries, as defined below, now existing or that may be formed by Gables Realty Limited Partnership in the future as to the specific properties securing such indebtedness;

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  be effectively subordinated to secured indebtedness and other liabilities of any Subsidiaries now existing or that may be formed by Gables Realty Limited Partnership in the future;

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  not be subject to any sinking fund provisions; and

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  be issued in denominations of $1,000 and integral multiples of $1,000.

        As of March 31, 2003, the total amount of secured indebtedness of Gables Realty Limited Partnership and its subsidiaries was $335.9 million, and our share of unconsolidated joint venture indebtedness was $25.1 million. All such secured indebtedness or unsecured indebtedness of the subsidiaries will have to be satisfied in full before holders of the exchange notes will be able to realize any value from encumbered or indirectly-held properties. The exchange notes will be recourse to all of the assets of Gables Realty Limited Partnership, but will be non-recourse to any general partner or limited partner of Gables Realty Limited Partnership, including Gables Residential Trust, for the repayment of the notes.

        Each of the new 5.86% notes and the new 6.10% notes will be represented by one or more, fully-registered global notes in book-entry form without coupons registered in the name of DTC or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC with respect to beneficial interests of participants, or by participants or persons that hold interests through participants with respect to beneficial interests of beneficial owners. Owners of beneficial interests in the global notes will be entitled to physical delivery of exchange notes in certificated form equal in principal amount to their respective beneficial interests only under limited circumstances. See "—Book-Entry System." Settlement of the exchange notes will be made in immediately available funds. The exchange notes will trade in DTC's same-day funds settlement system until maturity or earlier redemption, as the case may be, or until the exchange notes are issued in certificated form, and secondary market trading activity in the exchange notes will therefore settle in immediately available funds. All payments of principal and interest in respect of the exchange notes will be made by Gables Realty Limited Partnership in immediately available funds. See "—Same-Day Settlement and Payment."

        Except as described below under "Covenants—Limitations on Incurrence of Debt" and under "—Merger, Consolidation or Sale of Assets," the indenture does not contain any provisions that would limit the ability of Gables Realty Limited Partnership to incur indebtedness or that would afford holders of the exchange notes protection in the event of:

  •
  a highly leveraged or similar transaction involving Gables Realty Limited Partnership or Gables Residential Trust or any affiliate of either such party; or

  •
  a reorganization, restructuring, merger, sale of all or substantially all of our assets or similar transaction involving Gables Realty Limited Partnership that may adversely affect the holders of the exchange notes.

        However, restrictions on the ownership and transfer of the common shares of Gables Residential Trust designed to preserve its status as a REIT may act to prevent or hinder a change of control. Gables Realty Limited Partnership and its management have no present intention of engaging in a transaction which would result in Gables Realty Limited Partnership's being highly leveraged or that would result in a change of control.

Principal and Interest

New 5.86% Notes

        The new 5.86% notes will mature on September 30, 2009 and will bear interest at 5.86% per annum from the most recent interest payment date to which interest has been paid or provided for in the old 5.86% notes, or April 15, 2003, payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2003, each such date being an "interest payment date," to the persons in whose name the applicable new 5.86% notes are registered in the security register at the close of business 15 calendar days prior to such interest payment date regardless of whether such day is a business day, each such date being a "regular record date."

New 6.10% Notes

        The new 6.10% notes will mature on September 30, 2010 and will bear interest at 6.10% per annum from the most recent interest payment date to which interest has been paid or provided for in the old 6.10% notes, or April 15, 2003, payable semi-annually in arrears on each interest payment date, commencing October 15, 2003, to the persons in whose name the applicable new 6.10% notes are registered in the security register at the close of business on the applicable regular record date.

        Interest on the exchange notes will be computed on the basis of a 360-day year of twelve 30-day months. Any interest not punctually paid or duly provided for on any interest payment date with respect to an exchange note will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such exchange note is registered at the close of business on a special record date for the payment of such interest to be fixed by the trustee, notice of which shall be given to the holder of such exchange note not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner, as more particularly described in the indenture.

        If any interest payment date or maturity falls on a day that is not a business day, the required payment shall be on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such interest payment date or maturity, as the case may be. A "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are required or authorized by law, regulation or executive order to close.

        The principal of, and premium or make-whole amount, if any, and interest on the exchange notes will be payable at the corporate trust office of the agent of the trustee in the City of Atlanta, Georgia, initially located at 191 Peachtree Street, 23rd Floor, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debt, provided that, at the option of Gables Realty Limited Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States.

        The exchange notes will not be subject to any sinking fund provisions and will not be convertible into or exchangeable for any equity interest in Gables Realty Limited Partnership or Gables Residential Trust.

Reopening of Issue

        We may, from time to time, without the consent of holders of any outstanding exchange notes, reopen an issue of exchange notes and issue additional exchange notes with the same terms as exchange notes issued on an earlier date. Such terms include issue date, maturity, interest rate basis, ranking and CUSIP number. After such additional exchange notes are issued they will be fungible with the exchange notes issued on an earlier date. This provision applies to the exchange notes offered hereby. As a result, if Gables Realty Limited Partnership issues additional exchange notes having the same terms as the exchange notes offered hereby, the additional exchange notes will, upon issuance and sale, constitute a single series of exchange notes as, and will be fungible with, the exchange notes offered hereby.

Covenants

        This subsection describes the promises we make in the exchange notes for the benefit of the holders of the exchange notes. Compliance with the covenants described below with respect to the exchange notes generally may note be waived by the board of directors of Gables GP, Inc., as our general partner, or by the trustee under the indenture governing the exchange notes unless the holders of at least a majority in principle amount of all outstanding exchange notes consent to the waiver. The defeasance and covenant defeasance provisions of the indenture described under the caption "—Discharge, Defeasance and Covenant Defeasance" apply to the exchange notes, including with respect to the covenants herein.

Limitations on Incurrence of Debt

        The indenture requires Gables Realty Limited Partnership to comply with restrictive covenants which are described below. These covenants contain specialized terms which we have capitalized and defined in the subsection below captioned "—Special Terms Used in Covenants."

        Gables Realty Limited Partnership will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt, representing Debt to which the only parties are Gables Residential Trust, Gables Realty Limited Partnership, or any of the Subsidiaries, but only so long as such Debt is held solely by any of the foregoing, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Debt of Gables Realty Limited Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of, without duplication:

  •
  Gables Realty Limited Partnership's Adjusted Total Assets as of the end of the calendar quarter covered in Gables Realty Limited Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC or, if such filing is not permitted under the Exchange Act, filed with the trustee prior to the incurrence of such additional Debt;

  •
  the purchase price of any real estate assets or mortgages receivable or interests therein acquired by Gables Realty Limited Partnership or any Subsidiary since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt; and

  •
  the amount of any securities offering proceeds received by Gables Realty Limited Partnership or any Subsidiary since the end of such calendar quarter, to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt.

        Gables Realty Limited Partnership will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that:

  •
  such Debt and any other Debt incurred by Gables Realty Limited Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

  •
  the repayment or retirement of any other Debt by Gables Realty Limited Partnership and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period, except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period;

  •
  in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

  •
  in the case of any acquisition or disposition by Gables Realty Limited Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        Gables Realty Limited Partnership will not, and will not permit any Subsidiary to, incur any Secured Debt, whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt of Gables Realty Limited Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the sum of, without duplication:

  •
  Gables Realty Limited Partnership's Adjusted Total Assets as of the end of the calendar quarter covered in Gables Realty Limited Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC, or, if such filing is not permitted under the Exchange Act, filed with the trustee prior to the incurrence of such additional Debt;

  •
  the purchase price of any real estate assets or mortgages receivable or interests therein acquired by Gables Realty Limited Partnership or any Subsidiary since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt; and

  •
  the amount of any securities offering proceeds received by Gables Realty Limited Partnership or any Subsidiary since the end of such calendar quarter, to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable or used to reduce Debt.

        Gables Realty Limited Partnership will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of Gables Realty Limited Partnership and its Subsidiaries on a consolidated basis.

Special Terms Used in Covenants

        In this subsection entitled "—Covenants," we use several terms that have special meanings relevant to the promises we make under the indenture and in the exchange notes for the benefit of the holders of the exchange notes. We define these terms as follows:

        "Acquired Debt" means Debt of a person (1) existing at the time such person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.

        "Adjusted Total Assets" as of any date means the sum of:

  •
  the amount determined by multiplying the price at which the common shares of Gables Residential Trust were offered in its initial public offering, or "IPO," by the sum of (1) the common shares issued in the IPO and (2) the common units of limited partnership of Gables Realty Limited Partnership not held by Gables Residential Trust that were issued in connection with the IPO;

  •
  the principal amount of outstanding Debt of Gables Realty Limited Partnership immediately following the IPO; and

  •
  the purchase price or cost of any real estate assets or mortgages receivable or interests therein acquired, including the value of any common units of limited partnership issued in connection therewith, or developed after the IPO and the amount of any securities offering proceeds and other proceeds of Debt received after the IPO, to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, adjusted for the proceeds of any real estate assets disposed of by Gables Realty Limited Partnership.

        This definition of "Adjusted Total Assets" values the assets owned by Gables Realty Limited Partnership at the time of the IPO at the market capitalization of Gables Realty Limited Partnership at that time, which Gables Realty Limited Partnership believes to be a more appropriate measure of the value of those assets than undepreciated book value, which reflects their pre-IPO cost before accumulated depreciation.

        "Annual Debt Service Charge" as of any date means the amount of any interest expensed during the four consecutive fiscal quarters most recently ended prior to such date.

        "Consolidated Income Available For Debt Service" for any period means Consolidated Net Income of Gables Realty Limited Partnership and its Subsidiaries plus amounts which have been deducted for:

  •
  interest on Debt of Gables Realty Limited Partnership and its Subsidiaries;

  •
  provision for taxes of Gables Realty Limited Partnership and its Subsidiaries based on income;

  •
  amortization of debt discount;

  •
  provisions for gains and losses on properties;

  •
  depreciation and amortization;

  •
  the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period; and

  •
  amortization of deferred charges.

        "Consolidated Net Income" for any period means the amount of net income or loss of Gables Realty Limited Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Debt" of Gables Realty Limited Partnership or any Subsidiary means any indebtedness of Gables Realty Limited Partnership or any Subsidiary, whether or not contingent, in respect of:

  •
  borrowed money evidenced by bonds, notes, debentures or similar instruments;

  •
  indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Gables Realty Limited Partnership or any Subsidiary;

  •
  reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

  •
  any lease of property by Gables Realty Limited Partnership or any Subsidiary as lessee which is reflected on Gables Realty Limited Partnership's consolidated balance sheet as a capitalized lease in accordance with GAAP; in the case of items of indebtedness incurred under the first through third bullet points above to the extent that any such items, other than letters of credit, would appear as a liability on Gables Realty Limited Partnership's consolidated balance sheet in accordance with GAAP; and also includes, to the extent not otherwise included, any obligation of Gables Realty Limited Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, indebtedness of another person, other than Gables Realty Limited Partnership or any Subsidiary.

        "Secured Debt" means, as of any date, any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of Gables Realty Limited Partnership or any Subsidiary.

        "Subsidiary" means, with respect to any person, any corporation or other entity of which a majority of (1) the voting power of the voting equity securities or (2) the outstanding equity interests of which are owned, directly or indirectly, by such person. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

        "Unencumbered Total Asset Value" as of any date means the sum of (1) the portion of Adjusted Total Assets allocable to Gables Realty Limited Partnership's real estate assets and (2) the value of all other assets of Gables Realty Limited Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP but excluding intangibles and accounts receivable, in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest.

Existence

        Except as permitted under "—Merger, Consolidation or Sale of Assets," the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indenture does not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Maintenance of Properties

        If we determine that it is necessary in order to properly and advantageously carry on our business, the indenture require us to:

  •
  cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment; and

  •
  cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

        However, the indenture does not prohibit us or our Subsidiaries from selling or otherwise disposing of our respective properties for value in the ordinary course of business.

Insurance

        The indenture requires us and our Subsidiaries' insurable properties to be insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service.

Payment of Taxes and Other Claims

        The indenture requires us to pay or, discharge or cause to be paid or discharged, before they become delinquent:

  •
  all taxes, assessments and governmental charges levied or imposed on us, our Subsidiaries or our Subsidiaries' income, profits or property, and

  •
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our Subsidiaries' property.

        However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is contested in good faith.

        Compliance with the covenants described in this prospectus and with respect to the exchange notes generally may not be waived by Gables Realty Limited Partnership or by the trustee with respect to either the new 5.86% notes or the new 6.10% notes unless the holders of at least a majority in principal amount of all outstanding new 5.86% notes or all outstanding new 6.10% notes, respectively, consent to such waiver, except that the defeasance and covenant defeasance provisions of the indenture described under the caption "Discharge, Defeasance and Covenant Defeasance," will apply to the exchange notes, including with respect to the covenants described in this prospectus.

Optional Redemption

        The exchange notes may be redeemed at any time at the option of Gables Realty Limited Partnership, in whole or in part, at a redemption price equal to the sum of (1) the principal amount of the exchange notes being redeemed plus accrued interest thereon to the redemption date and (2) the

"make-whole amount," if any, with respect to such notes, which we refer to in this prospectus as the "redemption price."

        If notice of redemption has been given as provided in the indenture and funds for the redemption of any exchange notes called for redemption shall have been made available on the redemption date referred to in such notice, such exchange notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of the exchange notes from and after the redemption date will be to receive payment of the redemption price.

        Notice of any optional redemption of any exchange notes will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by such holder to be redeemed.

        If less than all the exchange notes are to be redeemed at the option of Gables Realty Limited Partnership, Gables Realty Limited Partnership will notify the trustee at least 45 days prior to giving the notice of redemption, or such shorter period as is satisfactory to the trustee, of the aggregate principal amount of each of the new 5.86% notes and the new 6.10% notes to be redeemed and their redemption date. The trustee shall select, in such manner as it shall deem fair and appropriate, exchange notes to be redeemed in whole or in part. Exchange notes may be redeemed in part in the minimum authorized denomination for exchange notes or in any integral multiple thereof.

        Neither Gables Realty Limited Partnership nor the trustee shall be required to:

  •
  issue, register the transfer of or exchange notes during a period beginning at the opening of business 15 days before any selection of exchange notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

  •
  register the transfer of or exchange any exchange note, or portion thereof, called for redemption, except the unredeemed portion of any exchange note being redeemed in part; or

  •
  issue, register the transfer of or exchange any exchange note that has been surrendered for repayment at the option of the holder, except the portion, if any, of such exchange note not to be so repaid.

        For purposes of determining the optional redemption price, as used in this prospectus and in the indenture, the following definitions are applicable:

        "Make-whole amount" means, in connection with any optional redemption or accelerated payment of any note, the excess, if any, of (1) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest, exclusive of interest accrued to the date of redemption or accelerated payment, that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the reinvestment rate, as determined on the third business day preceding the date such notice of redemption is given or declaration of acceleration is made, from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (2) the aggregate principal amount of the notes being redeemed or paid.

        "Reinvestment rate" means the yield on Treasury securities at a constant maturity corresponding to the remaining life, as of the date of redemption, and rounded to the nearest month, to stated maturity of the principal being redeemed, which we refer to in this prospectus as the "treasury yield", plus 0.25%. For purposes hereof, the treasury yield shall be equal to the arithmetic mean of the yields published in the statistical release under the heading "week ending" for the "U.S. Government Securities—Treasury Constant Maturities" with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the treasury yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the reinvestment rate, the most recent statistical release published prior to the date of determination of the make-whole amount shall be used. If the format or content of the statistical release changes in a manner that precludes determination of the treasury yield in the above manner, then the treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by Gables Realty Limited Partnership.

        "Statistical release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination of the make-whole amount, then such other reasonably comparable index which shall be designated by Gables Realty Limited Partnership.

Merger, Consolidation or Sale of Assets

        The indenture provides that Gables Realty Limited Partnership may, without the consent of the holders of any outstanding notes, (1) consolidate with, (2) sell, lease or convey all or substantially all of its assets to, or (3) merge with or into, any other entity provided that:

  •
  either Gables Realty Limited Partnership shall be the continuing entity, or the successor entity, if other than Gables Realty Limited Partnership, formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and assumes Gables Realty Limited Partnership's obligations to pay principal of and premium or make-whole amount, if any, and interest on all of the exchange notes and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

  •
  immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of Gables Realty Limited Partnership or any Subsidiary as a result thereof as having been incurred by Gables Realty Limited Partnership or such Subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

  •
  an officers' certificate and legal opinion covering such conditions shall be delivered to the trustee.

Events of Default, Notice and Waiver

        The indenture provides that the following events are "events of default" with respect to the exchange notes:

  •
  default in the payment of any interest on any exchange notes when such interest becomes due and payable that continues for a period of 30 days;

  •
  default in the payment of the principal of, or premium or make-whole amount, if any, on any exchange notes when due and payable that continues for a period of 5 days;

  •
  default in the performance, or breach, of any other covenant or warranty of Gables Realty Limited Partnership in the indenture with respect to the exchange notes and continuance of such default or breach for a period of 60 days after there has been given to Gables Realty Limited Partnership by the trustee, or to Gables Realty Limited Partnership and the trustee by the holders of at least 25% in principal amount of the exchange notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default" under the indenture;

  •
  default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Gables Realty Limited Partnership, or by any Subsidiary, the repayment of which Gables Realty Limited Partnership has guaranteed or for which Gables Realty Limited Partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to Gables Realty Limited Partnership by the trustee, or to Gables Realty Limited Partnership and the trustee by the holders of at least 10% in principal amount of the outstanding exchange notes, a written notice specifying such default and requiring Gables Realty Limited Partnership to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "notice of default" under the indenture, provided, however, that such a default on indebtedness which constitutes tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for such indebtedness to honor a demand for payment on a letter of credit shall not constitute an event of default; or

  •
  events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Gables Realty Limited Partnership or any Significant Subsidiary or for all or substantially all of either of its property.

        If an event of default occurs and is continuing with respect to any outstanding new 5.86% notes or any outstanding new 6.10% notes, then the trustee or the holders of 25% or more in principal amount of the respective series of exchange notes will have the right to declare the principal amount of all the new 5.86% notes or the new 6.10% notes, as the case may be, to be due and payable.

        However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a minimum of a majority in principal amount of outstanding exchange notes of such series or of all our debt securities then outstanding under the indenture may rescind and annul such declaration and its consequences if:

  •
  we have deposited with the applicable trustee all required payments of the principal, any premium, and interest, plus applicable fees, expenses, disbursements and advances of the trustee; and

  •
  all events of default, other than the non-payment of accelerated principal or a specified portion thereof have been cured or waived.

        The indenture also provide that the holders of at least a majority in principal amount of the outstanding any series of exchange notes or of all debt securities then outstanding under the indenture, may waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal, any premium or interest; or

  •
  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt securities affected thereby.

        The indenture requires the trustee to give notice to the holders of exchange notes within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of the trustee consider such withholding to be in the interest of the holders of the exchange notes. The trustee may not withhold notice of a default in the payment of principal or any premium or interest on any exchange notes.

        The indenture provides that holders of exchange notes may not institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of any series of outstanding exchange notes, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of exchange notes from instituting suit for the enforcement of payment of the principal, any premium or make-whole amount and interest on, the exchange notes at any respective interest payment date.

        The indenture provides that, subject to provisions in the indenture relating to its duties in case of default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of exchange notes then outstanding under the indenture, unless such holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of any series of outstanding exchange notes or of all debt securities then outstanding under the indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the indenture;

  •
  may involve the trustee in personal liability; or

  •
  may be unduly prejudicial to the holders of exchange notes or other debt securities under the indenture not joining therein.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers of Gables GP, Inc., as our general partner, stating whether or not such officer has knowledge of any default under the indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indenture

        The indenture provides that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under the indenture. However, no such modification or amendment may, without the consent of the holders of the exchange notes affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any exchange notes;

  •
  reduce the principal amount of, the rate or amount of interest on or any premium or make-whole amount payable on redemption of any exchange notes;

  •
  change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount or interest on, any exchange notes;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any exchange note;

  •
  reduce the percentage in principal amount of any outstanding exchange notes necessary to modify or amend the indenture with respect to the exchange notes, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such exchange note.

        The holders of a majority in aggregate principal amount of the outstanding exchange notes may, on behalf of all holders of exchange notes, waive our compliance with material restrictive covenants of the indenture.

        Gables Realty Limited Partnership and the trustee may make modifications and amendments to the indenture without the consent of any holder of exchange notes for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under the indenture;

  •
  to add to the covenants of Gables Realty Limited Partnership for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities issued under the indenture;

  •
  to add or change any provisions of the indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

  •
  to secure the exchange notes or other debt securities issued under the indenture;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the indenture; and

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

        The indenture provides that in determining whether the holders of the requisite principal amount of any series of outstanding exchange notes have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of exchange notes, any exchange notes owned by us or by any of our affiliates will be disregarded.

        The indenture contains provisions for convening meetings of the holders of exchange notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding exchange notes, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each exchange note affected by the modifications and amendments of the indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding exchange notes represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding exchange notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of exchange notes will be binding on all holders of exchange notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding exchange notes. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding exchange notes, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indenture provides that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

        The indenture allows us to discharge our obligations to holders of notes when:

  •
  either (1) all exchange notes have already been delivered to the trustee for cancellation; or (2) all exchange notes have not already been delivered to the trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the exchange notes in respect of principal and any premium or make-whole amount and interest to the date of such deposit if such exchange notes have become due and payable or, if they have not, to the stated maturity or redemption date;

  •
  we have paid or caused to be paid all other sums payable; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating the conditions to discharging the notes have been satisfied.

        The indenture provides that, upon our irrevocable deposit with the trustee, in trust, of an amount of cash or government obligations, or both, which through the scheduled payment of principal and interest in accordance with the terms of the exchange notes, will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount and interest on, the exchange notes, on the scheduled due dates therefor, we may elect either:

  •
  to defease and be discharged from any and all obligations with respect to the exchange notes; or

  •
  to be released from our obligations with respect to the exchange notes under the indenture or our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to the exchange notes.

        Notwithstanding the above, we may not elect to defease and be discharged from the obligations to register the transfer or exchange of the exchange notes, to replace temporary or mutilated, destroyed, lost or stolen exchange notes, to maintain an office or agency in respect of the exchange notes, or to hold monies for payment in trust.

        The indenture only permits us to establish the trust described in the paragraph above if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of the exchange notes would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

        When we use the term "government obligations," we mean securities that are:

  •
  direct obligations of the United States for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) such debt securities are declared due and payable because of the occurrence of any event of default, the amount of cash and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the exchange notes at the time of their stated maturity but may not be sufficient to pay amounts due on the exchange notes at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration.

Book-Entry System

        The exchange notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of DTC, and registered in the name of DTC's nominee, Cede & Co. Except under the circumstance described below, the exchange notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual exchange notes represented thereby, a global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

        Upon the issuance of a global note, DTC or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual exchange notes represented by such global note to the accounts of persons that have accounts with DTC, referred to in this prospectus as "participants". Such accounts shall be designated by the exchange agent with respect to the exchange notes. Ownership of beneficial interests in a global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants, and records of participants, with respect to beneficial interests of persons who hold through participants. The laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer any beneficial interest in a global note.

        So long as DTC or its nominee is the registered owner of such global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by such global note for all purposes under the indenture and the beneficial owners of the exchange notes will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. Except as provided below, owners of beneficial interest in a global note:

  •
  will not be entitled to have any of the individual exchange notes registered in their names;

  •
  will not receive or be entitled to receive physical delivery of any such exchange notes in definitive form; and

  •
  will not be considered the owners or holders thereof under the indenture.

        Payments of principal of and any interest on, individual exchange notes represented by a global note registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global note representing such exchange notes. None of Gables Realty Limited Partnership, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note for such exchange notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Gables Realty Limited Partnership expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a permanent global note representing any exchange notes, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records to DTC or its nominee. Gables Realty Limited Partnership also expects that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by Gables Realty Limited Partnership within 90 days, Gables Realty Limited Partnership will issue individual exchange notes in exchange for the global note or notes representing the exchange notes. In addition, Gables Realty Limited Partnership may, at any time and in its sole discretion, determine not to have any exchange notes represented by one or more global notes and, in such event, will issue individual exchange notes in exchange for the global note or notes representing the exchange notes.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry charges in its participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, including the exchange agent, clearing corporations, and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant of DTC, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Same-Day Settlement and Payment

        Any settlement for the exchange notes will be made by the exchange agent in immediately available funds. All payments of principal and interest in respect of the exchange notes will be made by Gables Realty Limited Partnership in immediately available funds.

        Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the exchange notes will trade in DTC's same-day funds settlement system until maturity or until the exchange notes are issued in certificated form, and secondary market trading activity in the exchange notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the exchange notes.

Governing Law

        The indenture is governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such state.

No Personal Liability or Recourse

        No recourse under or upon any obligation, covenant or agreement contained in the indenture or the exchange notes, or because of any indebtedness evidenced thereby, shall be had against:

  •
  Gables Residential Trust or any other past, present or future partner in Gables Realty Limited Partnership;

  •
  any other person or entity which owns an interest, directly or indirectly, in any partner of Gables Realty Limited Partnership; or

  •
  any past, present or future shareholder, employee, officer or director, as such, of Gables GP, Inc., the general partner of Gables Realty Limited Partnership, or any successor, either directly or through Gables Residential Trust or Gables Realty Limited Partnership or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

        Each holder of exchange notes waives and releases all such liability by accepting such exchange notes. The waiver and release are part of the consideration for the issue of the exchange notes.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes material United States federal income tax consequences that may be relevant to the exchange of unregistered outstanding notes for registered exchange notes pursuant to the exchange offer and to the ownership and disposition of the exchange notes by U.S. and non-U.S. holders, each as defined below, who acquire the exchange notes in the exchange offer. The following discussion does not purport to be a full description of all United States federal income tax consequences that may be relevant to the exchange offer or to the holding or disposition of the exchange notes. The discussion of the United States federal income tax consequences below is based on currently existing provisions of the Internal Revenue Code, the applicable Treasury regulations promulgated and proposed under the Internal Revenue Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis.

        This summary does not represent a detailed description of the United States federal income tax consequences to holders of the notes in light of their particular circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons subject to special treatment under the Internal Revenue Code, including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, former U.S. citizens, "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies" or banks whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Internal Revenue Code, and persons that have a functional currency other than the U.S. dollar or persons in other special situations, such as those who have elected to mark securities to market or those who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment. In addition, this summary does not address U.S. federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. The discussion below assumes that the outstanding notes and the exchange notes are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

        If a partnership holds outstanding notes or exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding outstanding notes or exchange notes, you should consult your tax advisors.

Exchange of Outstanding Notes for Exchange Notes

        The exchange of unregistered outstanding notes for registered exchange notes in the exchange offer will not constitute an exchange for U.S. federal income tax purposes. Accordingly, the exchange offer will not have any U.S. federal income tax consequences to you and you will not recognize gain or loss if you exchange your unregistered outstanding notes for registered exchange notes.

        The exchange notes will be treated for federal income tax purposes as a continuation of the outstanding notes. Accordingly, a beneficial owner of an outstanding note will have the same adjusted tax basis and holding period in the exchange note as the owner had in the outstanding note exchanged therefor. In addition, the U.S. federal income tax consequences of holding and disposing of your registered exchange notes will be the same as those applicable to your unregistered outstanding notes.

        The preceding discussion of U.S. federal income tax consequences with respect to the exchange offer is for general information only and is not tax advice. Accordingly, each holder should consult its own tax advisor as to particular tax consequences to it of exchanging unregistered outstanding notes for registered exchange notes, including the applicability and effect of any state, local or foreign tax laws and of any proposed changes in applicable laws.

Taxation of Holders Who Are U.S. Persons

        The discussion in this section applies only to holders of the exchange notes who are U.S. persons. A U.S. person is a person who for U.S. federal income tax purposes is:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any state or under the laws of the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

  •
  an estate which is required to pay U.S. federal income tax regardless of the source of its income; or

  •
  a trust whose administration is under the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

        Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, are also considered U.S. persons.

Stated interest and market discount

        You must generally include the interest on the exchange notes in ordinary income:

  •
  when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

  •
  when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

        You should be aware that the holding and disposition of exchange notes may be affected by the market discount provisions of the Internal Revenue Code. These rules generally provide that if a holder of a debt instrument purchases it at a market discount and thereafter recognizes gain on a disposition of the debt instrument, including a gift or payment on maturity, the lesser of such gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt instrument was held by such holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's stated principal amount. The market discount rules also provide that a holder who acquires a debt instrument at a market discount and who does not elect to include such market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

        A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight-line basis or, if elected, on a constant yield basis. The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service, or "IRS." If a holder of an exchange note elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such exchange note and the deferral of interest deductions on indebtedness related to such exchange note would not apply.

Amortizable bond premium

        Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder may elect to amortize the premium under the constant yield method and deduct the amortized premium over the period from the holder's acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium.

        The amortizable bond premium deduction is treated as an offset to interest income on the related note for federal income tax purposes. You are urged to consult your tax advisor as to the consequences of the treatment of such premium as an offset to interest income for federal income tax purposes.

Disposition

        In general, you will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of an exchange note. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) your tax basis in the exchange note as increased by any market discount previously included in income and decreased by any amortizable bond premium deducted over the term of the exchange note. However, the amount of cash and the fair market value received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules above, any such gain or loss will generally be long-term capital gain or loss, provided the exchange note is a capital asset in your hands and you have held the exchange note for more than one year.

Information reporting and backup withholding

        In general, information reporting requirements will apply to payments of interest on the exchange notes and payments of the proceeds of the sale of the exchange notes to some U.S. holders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax, currently at the rate of 28% if:

  (1)
  the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

  (2)
  the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect;

  (3)
  there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

  (4)
  there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

Some U.S. holders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Taxation of Holders Who Are Non-U.S. Persons

        The discussion in this section applies to holders of the exchange notes who are not U.S. persons, such as nonresident alien individuals and foreign corporations.

        Payments of principal and interest on an exchange note beneficially owned by you will not be subject to United States federal withholding tax; provided, in the case of interest:

  •
  each of the following conditions is met:

            (i)    you do not actually or constructively own 10% or more of the capital or profits interest in Gables Realty Limited Partnership,

            (ii)   you are not a controlled foreign corporation that is related, directly or indirectly, to Gables Realty Limited Partnership, and

            (iii)  either (x) you provide an IRS Form W-8BEN certifying to the person otherwise required to withhold United States federal income tax from such interest that you are not a U.S. person and provide your name and address, or (y) the certification procedures set forth in Treasury Regulations Section 1.871-14(c)(2) are otherwise satisfied; or

  •
  you are entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax and you or your agent provides an IRS Form W-8BEN claiming the exemption; or

  •
  you conduct a trade or business in the United States to which the interest is effectively connected and you or your agent provides an IRS Form W-8ECI;

provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge or reason to know that the certification or any statement on the IRS Form is false.

        You will not be subject to United States federal withholding tax on any gain realized on the sale, exchange or other disposition of an exchange note unless the gain is effectively connected with a trade or business conducted by you in the United States or, in the case of an individual, you are present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and other conditions are met.

        If you engage in a trade or business in the United States, and if interest on the exchange note, or gain realized on its sale, exchange or other disposition, is effectively connected with the conduct by you of such trade or business, you will generally be subject to regular United States income tax on such effectively connected income in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a 30% branch profits tax on your effectively connected earnings and profits for the taxable year, unless such tax is reduced or eliminated by an applicable treaty, subject to adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, an exchange note will be included in your effectively connected earnings and profits if such interest or gain, as the case may be, is effectively connected with the conduct by you of a trade or business in the United States.

        You should be aware that if you do not properly provide the required IRS form, or if the IRS form, or, if permissible, a copy of such form, is not properly transmitted to and received by the United States person otherwise required to withhold United States federal income tax, interest on the exchange note may be subject to United States withholding tax at a 30% rate. Such tax, however, may in some circumstances be allowed as a refund or as a credit against your United States federal income tax.

Classification of Gables Residential Trust as a REIT

        In the opinion of our counsel, Goodwin Procter LLP, Gables Residential Trust has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code commencing with its taxable year ended December 31, 1994, and its proposed method of organization and operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, provided that Gables Residential Trust and Gables Realty Limited Partnership have been organized and have operated and continue to be organized and to operate in accordance with assumptions and representations made by Gables Residential Trust and Gables Realty Limited Partnership concerning their organization and operations. It must be emphasized that Goodwin Procter LLP's opinion is based on various assumptions and on Gables Residential Trust's and Gables Realty Limited Partnership's representations concerning their organization and operations. The opinion is conditioned upon the accuracy of such assumptions and representations. Moreover, such qualification and taxation as a REIT depends upon Gables Residential Trust's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code, the results of which will not be reviewed by Goodwin Procter LLP. Accordingly, no assurance can be given that the actual results of Gables Residential Trust's operations will satisfy such requirements. Additional information regarding the risks associated with the failure of Gables Residential Trust to qualify as a REIT are set forth under the caption "Risk Factors."

        The opinion of Goodwin Procter LLP is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in their opinion. Moreover, unlike a tax ruling, which we will not seek, an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge Gables Residential Trust's status as a REIT.

        If Gables Residential Trust has qualified and continues to qualify for taxation as a REIT, Gables Residential Trust generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that it distributes currently to its shareholders. The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid to shareholders substantially eliminates the federal "double taxation" of earnings that a regular corporation would be required to pay.

        Even if Gables Residential Trust qualifies as a REIT, it will be subject to tax in some circumstances. For example, it will be subject to a 100 percent tax on its net income from "prohibited transactions," which are generally sales or other dispositions of property held primarily for sale to customers in the ordinary course of business. We currently do not expect to owe a material amount of any federal tax. In addition, activities conducted through a taxable REIT subsidiary, such as Gables Residential Services, Inc., are subject to tax at regular corporate rates. A taxable REIT subsidiary generally permits a REIT to engage in activities that would produce income not satisfying the REIT gross income tests, described below, or be subject to the 100 percent tax described above. We currently do not expect to earn a significant amount of our income through taxable REIT subsidiaries.

Requirements for qualification as a REIT

        Gables Residential Trust elected to be taxable as a REIT for federal income tax purposes for its taxable year ended December 31, 1994. In order to have so qualified, Gables Residential Trust must have met and continue to meet the requirements discussed below, relating to its organization, sources of income, nature of assets and distributions of income to shareholders.

Organizational requirements

        The Internal Revenue Code defines a REIT as a corporation, trust or association that meets the following conditions:

  (1)
  is managed by one or more trustees or directors,

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest,

  (3)
  would be taxable as a domestic corporation but for the REIT requirements,

  (4)
  is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code,

  (5)
  the beneficial ownership of which is held by 100 or more persons, and

  (6)
  during the last half of each taxable year, five or fewer individuals, as defined in the Internal Revenue Code to include entities, do not own, directly or indirectly, more than 50% in value of the outstanding shares, taking into account the applicable attribution rules.

        In addition, other tests, described below, regarding the nature of income and assets of the REIT also must be satisfied. The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6), or the "100 shareholder requirement" and "five or fewer requirements," respectively, will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (5) and (6), pension funds and particular other tax-exempt entities are treated as individuals, subject to an exception in the case of condition (6) that looks through the fund or entity to actual participants of the fund or the entity to its beneficial owners in determining the number of owners of the outstanding stock.

Protection from stock ownership concentration

        Gables Residential Trust's declaration of trust currently includes restrictions regarding transfers of common shares and preferred shares, which restrictions are intended, among other things, to assist it in continuing to satisfy conditions (5) and (6). In rendering its opinion that Gables Residential Trust is organized and operated in a manner that has allowed it to qualify as a real estate investment trust, Goodwin Procter LLP is relying on Gables Residential Trust's representations that the ownership of its common shares and preferred shares will satisfy conditions (5) and (6). There can be no assurance, however, that the restrictions in Gables Residential Trust's declaration of trust will, as a matter of law, preclude it from failing to satisfy these conditions or that a transfer in violation of these restrictions would not cause it to fail these conditions.

Gables Residential Trust's status as a partner in Gables Realty Limited Partnership

        In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and asset tests. In addition, the Internal Revenue Code disregards the separate existence of Gables GP, Inc. Thus, Gables Residential Trust's proportionate share of the assets, liabilities and items of income of Gables Realty Limited Partnership, including Gables Realty Limited Partnership's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, are treated as Gables Residential Trust's assets, liabilities and items of income for purposes of applying the requirements described herein.

Income tests

        To maintain qualification as a REIT, two gross income requirements must be satisfied annually:

  •
  at least 75% of Gables Residential Trust's gross income, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property including rents from real property and, in particular circumstances, interest or from particular types of temporary investments and

  •
  at least 95% of Gables Residential Trust's gross income for each taxable year must be derived from such real property investments and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

        For purposes of these tests, gross income excludes gains from prohibited transactions.

        Gables Residential Trust believes that it has satisfied the 75% and 95% income tests for each year beginning with its first taxable year as a REIT. You should be aware, however, that compliance with the income tests involves factual and legal determinations, the resolution of which are not always in Gables Residential Trust's control.

        If Gables Residential Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Gables Residential Trust may still qualify as a REIT for that year if Gables Residential Trust is eligible for relief under the provisions of the Internal Revenue Code. These relief provisions generally will be available if:

  •
  Gables Residential Trust's failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  Gables Residential Trust attaches a schedule of its income sources to its federal income tax return; and

  •
  any incorrect information on the schedule is not due to fraud with intent to evade tax.

        It is not possible, however, to state whether, in all circumstances, Gables Residential Trust would be entitled to the benefit of these relief provisions. For example, if Gables Residential Trust fails to satisfy the gross income tests because nonqualifying income that it intentionally incurs exceeds the limits on such income, the IRS could conclude that Gables Residential Trust's failure to satisfy the tests was not due to reasonable cause. Even if these relief provisions apply, a tax would be imposed with respect to the excess income.

Asset tests

        At the close of each quarter of Gables Residential Trust's taxable year, it also must satisfy four tests relating to the nature and diversification of its assets:

  •
  at least 75% of the value of Gables Residential Trust's total assets must be represented by real estate assets, cash, cash items and government securities;

  •
  no more than 25% of Gables Residential Trust's total assets may be represented by securities other than those in the 75% asset class;

  •
  of Gables Residential Trust's assets included in the 25% asset class, the value of any one issuer's securities, other than securities of a taxable REIT subsidiary, may not exceed 5% of the value of Gables Residential Trust's total assets, and Gables Residential Trust generally may not own more than 10% by vote or value of any one issuer's outstanding securities, other than securities of a taxable REIT subsidiary; and

  •
  the value of the securities Gables Residential Trust owns in any taxable REIT subsidiaries may not exceed 20% of the value of Gables Residential Trust's total assets.

        The asset tests referred to above generally must be met for any quarter in which Gables Residential Trust acquires an asset or securities of an issuer. After initially meeting the asset tests at the close of any quarter, Gables Residential Trust will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition during a quarter, the failure generally can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. Gables Residential Trust intends to maintain and believes that it has maintained adequate records of the value of Gables Residential Trust's assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

Annual distribution requirements

        In order to be taxed as a REIT, Gables Residential Trust is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to:

  •
  the sum of (i) 90% of Gables Residential Trust's REIT taxable income, which is computed without regard to the dividends-paid deduction and Gables Residential Trust's capital gain, and (ii) 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

  •
  the sum of particular items of noncash income.

        Such distribution must be paid in the taxable year to which it relates, or in the following taxable year if declared before Gables Residential Trust timely files its federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration.

        Gables Residential Trust believes that it has made and intends to continue to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, Gables Realty Limited Partnership's partnership agreement authorizes Gables GP, Inc., as general partner, to take such steps as may be necessary to cause Gables Realty Limited Partnership to distribute to its partners an amount sufficient to permit Gables Residential Trust to meet these distribution requirements.

Failure to Qualify

        If Gables Residential Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, Gables Residential Trust will be subject to tax on its taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to shareholders in any year in which Gables Residential Trust fails to qualify will not be deductible by Gables Residential Trust nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to shareholders will be dividend income, which may be subject to tax at preferential rates, and subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless Gables Residential Trust is entitled to relief under specific statutory provisions, Gables Residential Trust also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Gables Residential Trust would be entitled to such statutory relief. For example, if Gables Residential Trust fails to satisfy the gross income tests because nonqualifying income that Gables Residential Trust intentionally incurs exceeds the limit on such income, the IRS could conclude that Gables Residential Trust's failure to satisfy the tests was not due to reasonable cause.

Other Tax Consequences

        Gables Residential Trust, Gables Realty Limited Partnership, and holders of exchange notes may be subject to foreign, state or local taxation in various foreign, state or local jurisdictions, including those in which we or they own property, transact business or reside. The foreign, state and local tax treatment of us and holders of exchange notes may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of foreign, state and local tax laws on the investment in the exchange notes.

PLAN OF DISTRIBUTION

        Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, including the Exxon Capital and Morgan Stanley letters and similar letters, Gables Realty Limited Partnership believes that the exchange notes to be issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold, and otherwise transferred by any holder thereof, other than any holder which is an "affiliate" of Gables Realty Limited Partnership within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holder's business and the holder has no arrangement with any person to participate in the distribution of the exchange notes. Accordingly, any holder using the exchange offer to participate in a distribution of the exchange notes will not be able to rely on these no-action letters. Notwithstanding the foregoing, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where those old notes were acquired as a result of market-making activities or other trading activities. For a period of up to 180 days after the expiration date, Gables Realty Limited Partnership will promptly send additional copies of this prospectus and any required amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. Any broker-dealer who acquired outstanding notes from the issuer may not rely on interpretations of the staff of the SEC to the foregoing effect and must instead comply with the registration requirements and prospectus delivery requirements of the Securities Act, including being named as a selling securityholder, in order to resell the outstanding notes or the exchange notes.

        Gables Realty Limited Partnership will not receive any proceeds from any sales of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of the exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any required amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers, and will indemnify the holders of the exchange notes, including any broker-dealers, against some liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Gables Realty Limited Partnership's Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

        Gables Realty Limited Partnership is managed by Gables GP, Inc., a wholly-owned subsidiary of Gables Residential Trust, which serves as sole general partner. The board of directors of Gables GP, Inc. is comprised of the same individuals elected to the board of trustees of Gables Residential Trust.

        Gables Residential Trust's declaration of trust provides limitations on the liability of Gables Residential Trust's trustees and officers for monetary damages to Gables Residential Trust. The declaration of trust and the bylaws obligate Gables Residential Trust to indemnify its trustees and officers, and permit Gables Residential Trust to indemnify its employees and other agents, against particular liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to Gables Residential Trust and the shareholders against these individuals.

        Gables Residential Trust's bylaws require it to indemnify, to the full extent of Maryland law, any present or former trustee or officer and such person's spouse and children who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that Gables Residential Trust shall have received a written affirmation by such person that he or she has met the standard of conduct necessary for indemnification by Gables Residential Trust as authorized by the bylaws. We refer to the person to be indemnified as the "indemnitee." Gables Residential Trust shall not be required to indemnify an indemnitee if:

  •
  it is established that (1) the indemnitee's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (2) the indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, the indemnitee had reasonable cause to believe that the indemnitee's act or omission was unlawful;

  •
  the proceeding was initiated by the indemnitee;

  •
  the indemnitee received payment for such expenses pursuant to insurance or otherwise; or

  •
  the proceeding arises under Section 16 of the Exchange Act.

        Under the bylaws, the indemnitee is required to repay the amount paid or reimbursed by Gables Residential Trust if it shall ultimately be determined that the standard of conduct was not met. Gables Residential Trust's bylaws permit Gables Residential Trust to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law or to which the indemnitee may be entitled. The bylaws of Gables GP, Inc., a Texas corporation and wholly-owned subsidiary of Gables Residential Trust and the general partner of Gables Realty Limited Partnership, contain similar provisions that are consistent with Texas law.

        Each of Gables Residential Trust's and trustees and certain executive officers have entered into an indemnification agreement with Gables Residential Trust, Gables Realty Limited Partnership and Gables GP, Inc. The indemnification agreements require, among other matters, that Gables Residential Trust, Gables Realty Limited Partnership and Gables GP, Inc. indemnify Gables Residential Trust's covered officers and trustees to the fullest extent permitted by law and advance to Gables Residential Trust's covered officers and trustees all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Gables Residential Trust must also indemnify and advance all expenses incurred by covered officers and trustees seeking to enforce their rights under the indemnification agreements and cover Gables Residential Trust's covered officers and trustees under Gables Residential Trust's trustees' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides assurance to trustees and covered executive officers that indemnification will be available because such contracts cannot be modified unilaterally in the future by the board of trustees or the shareholders to eliminate the rights they provide.

Item 21. Exhibits and Financial Statement Schedules

        (a)   See Exhibits.

Exhibit No.	Exhibit Description
**3.1	Seventh Amended and Restated Agreement of Limited Partnership of Gables Realty Limited Partnership
4.1	Indenture, dated as of March 23, 1998, between Gables Realty Limited Partnership and Wachovia Bank, National Association (as successor to First Union National Bank), as Trustee (incorporated by reference to Exhibit 4.1 to Gables Realty Limited Partnership's Current Report on Form 8-K filed on March 31, 1998)
4.2	Supplemental Indenture No. 6, dated September 27, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q filed November 14, 2002)
4.3	Gables Realty Limited Partnership 5.86% Senior Notes due 2009 (incorporated by reference to Exhibit 4.4 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q filed November 14, 2002)
**4.4	Form of Gables Realty Limited Partnership 5.86% Senior Notes due 2009 (New Notes)
4.5	Supplemental Indenture No. 7, dated September 27, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.5 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q filed November 14, 2002)
4.6	Gables Realty Limited Partnership 6.10% Senior Notes due 2010 (incorporated by reference to Exhibit 4.6 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q filed November 14, 2002)
**4.7	Form of Gables Realty Limited Partnership 6.10% Senior Notes due 2009 (New Notes)
4.8	Registration Rights Agreement, dated September 27, 2002, between Gables Realty Limited Partnership and Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.8 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q filed November 14, 2002)
*4.9	Letter Agreement, dated July 9, 2003, between Gables Residential Trust, Gables Realty Limited Partnership and Teachers Insurance and Annuity Association.
**5.1	Opinion of Goodwin Procter LLP, as to the legality of the securities
**8.1	Opinion of Goodwin Procter LLP, as to certain tax matters
**12.1	Computation of Consolidated Ratios of Earnings to Fixed Charges
**12.2	Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Distributions
21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to Gables Realty Limited Partnership's Annual Report on Form 10-K filed March 31, 2003)

*23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1)
**24.1	Power of Attorney (included in signature pages of the Registration Statement)
*25.1	Statement of Eligibility and Qualification of Senior Trustee (New 5.86% Notes)
*25.2	Statement of Eligibility and Qualification of Senior Trustee (New 6.10% Notes)
**99.1	Form of Letter of Transmittal (with accompanying Substitute Form W-9 and related Guidelines)
**99.2	Form of Notice of Guaranteed Delivery
**99.3	Form of Letter to Registered Holders and DTC Participants
**99.4	Form of Letter from Registered Holders to Clients

*
Filed herewith.

**
Previously filed.

Item 22. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, the State of Georgia, on the 29th day of July, 2003.

GABLES REALTY LIMITED PARTNERSHIP
By:	Gables GP, Inc., its General Partner
By:	/s/ MARVIN R. BANKS, JR. Marvin R. Banks, Jr. Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

* Chris D. Wheeler	Chairman, President and Chief Executive Officer of Gables GP, Inc. (Principal Executive Officer)	July 29, 2003
/s/ MARVIN R. BANKS, JR. Marvin R. Banks, Jr.	Senior Vice President and Chief Financial Officer of Gables GP, Inc. (Principal Financial Officer)	July 29, 2003
* Dawn H. Severt	Vice President and Chief Accounting Officer of Gables GP, Inc. (Principal Accounting Officer)	July 29, 2003
* Marcus G. Bromley	Director of Gables GP, Inc.	July 29, 2003
* John T. McIntyre	Director of Gables GP, Inc.	July 29, 2003
* Lauralee E. Martin	Director of Gables GP, Inc.	July 29, 2003

* James D. Motta	Director of Gables GP, Inc.	July 29, 2003
* Mike E. Miles	Director of Gables GP, Inc.	July 29, 2003
*By:	/s/ MARVIN R. BANKS, JR. Marvin R. Banks, Jr. Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description
**3.1	Seventh Amended and Restated Agreement of Limited Partnership of Gables Realty Limited Partnership
4.1	Indenture, dated as of March 23, 1998, between Gables Realty Limited Partnership and Wachovia Bank, National Association (as successor to First Union National Bank), as Trustee (incorporated by reference to Exhibit 4.1 to Gables Realty Limited Partnership's Current Report on Form 8-K filed on March 31, 1998)
4.2	Supplemental Indenture No. 6, dated September 27, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q filed November 14, 2002)
4.3	Gables Realty Limited Partnership 5.86% Senior Notes due 2009 (incorporated by reference to Exhibit 4.4 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q filed November 14, 2002)
**4.4	Form of Gables Realty Limited Partnership 5.86% Senior Notes due 2009 (New Notes)
4.5	Supplemental Indenture No. 7, dated September 27, 2002, between Gables Realty Limited Partnership and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.5 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q filed November 14, 2002)
4.6	Gables Realty Limited Partnership 6.10% Senior Notes due 2010 (incorporated by reference to Exhibit 4.6 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q filed November 14, 2002)
**4.7	Form of Gables Realty Limited Partnership 6.10% Senior Notes due 2009 (New Notes)
4.8	Registration Rights Agreement, dated September 27, 2002, between Gables Realty Limited Partnership and Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.8 to Gables Realty Limited Partnership's Quarterly Report on Form 10-Q filed November 14, 2002)
*4.9	Letter Agreement, dated July 9, 2003, between Gables Residential Trust, Gables Realty Limited Partnership and Teachers Insurance and Annuity Association.
**5.1	Opinion of Goodwin Procter LLP, as to the legality of the securities
**8.1	Opinion of Goodwin Procter LLP, as to certain tax matters
**12.1	Computation of Consolidated Ratios of Earnings to Fixed Charges
**12.2	Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Distributions
21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to Gables Realty Limited Partnership's Annual Report on Form 10-K filed March 31, 2003
*23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1)
**24.1	Power of Attorney (included in signature pages of the Registration Statement)
*25.1	Statement of Eligibility and Qualification of Senior Trustee (New 5.86% Notes)
*25.2	Statement of Eligibility and Qualification of Senior Trustee (New 6.10% Notes)
**99.1	Form of Letter of Transmittal (with accompanying Substitute Form W-9 and related Guidelines)
**99.2	Form of Notice of Guaranteed Delivery
**99.3	Form of Letter to Registered Holders and DTC Participants
**99.4	Form of Letter from Registered Holders to Clients

*
Filed herewith.

**
Previously filed.